                                                                 EXHIBIT 10.17.1

                            MEZZANINE LOAN AGREEMENT

                          Dated as of September 2, 2004

                                 by and between

                           ASHFORD MEZZ BORROWER LLC,
                      a Delaware limited liability company

                                  (as Borrower)

                                       and

                             MERRILL LYNCH CAPITAL,
          a Division of Merrill Lynch Business Financial Services, Inc.

                                   (as Lender)

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE 1.            CERTAIN DEFINITIONS.......................................................................     1

         Section 1.1.          Definitions......................................................................     1

ARTICLE 2.            GENERAL TERMS.............................................................................    25

         Section 2.1.          Amount of the Loan...............................................................    25
         Section 2.2.          Use of Proceeds..................................................................    25
         Section 2.3.          Security for the Loan............................................................    25
         Section 2.4.          Borrower's Note..................................................................    25
         Section 2.5.          Principal and Interest Payments..................................................    25
         Section 2.6.          Prepayment.......................................................................    26
         Section 2.7.          Application of Payments..........................................................    28
         Section 2.8.          Payment of Debt Service, Method and Place of Payment.............................    28
         Section 2.9.          Taxes; Funding Losses; Changes in Law............................................    28
         Section 2.10.         Extension Options................................................................    29
         Section 2.11.         Central Cash Management..........................................................    30
         Section 2.12.         Security Agreement...............................................................    33
         Section 2.13.         Secondary Market Transactions....................................................    35
         Section 2.14.         Interest Rate Cap Agreement......................................................    37
         Section 2.15.         Partial Release..................................................................    38

ARTICLE 3.            CONDITIONS PRECEDENT......................................................................    39

         Section 3.1.          Conditions Precedent to the Making of the Loan...................................    39
         Section 3.2.          Form of Loan Documents and Related Matters.......................................    44

ARTICLE 4.            REPRESENTATIONS AND WARRANTIES............................................................    44

         Section 4.1.          Representations and Warranties of Borrower.......................................    44
         Section 4.2.          Survival of Representations and Warranties.......................................    54

ARTICLE 5.            AFFIRMATIVE COVENANTS.....................................................................    54

         Section 5.1.          Borrower Covenants...............................................................    54

ARTICLE 6.            NEGATIVE COVENANTS........................................................................    70

         Section 6.1.          Borrower Negative Covenants......................................................    70

ARTICLE 7.            DEFAULTS..................................................................................    74

         Section 7.1.          Event of Default.................................................................    74
         Section 7.2.          Remedies.........................................................................    77
         Section 7.3.          Remedies Cumulative..............................................................    78
         Section 7.4.          Lender's Right to Perform........................................................    78
         Section 7.5.          Sale.............................................................................    79
         Section 7.6.          Partial Foreclosure..............................................................    79
         Section 7.7.          Receiver.........................................................................    79
         Section 7.8.          UCC Remedies.....................................................................    79

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
         Section 7.9.          Exercise of Equity Interest Rights...............................................    80
         Section 7.10.         Power of Attorney................................................................    80

ARTICLE 8.            MISCELLANEOUS.............................................................................    80

         Section 8.1.          Survival.........................................................................    80
         Section 8.2.          Lender's Discretion..............................................................    80
         Section 8.3.          Governing Law....................................................................    81
         Section 8.4.          Modification, Waiver in Writing..................................................    82
         Section 8.5.          Delay Not a Waiver...............................................................    82
         Section 8.6.          Notices..........................................................................    82
         Section 8.7.          Trial By Jury....................................................................    84
         Section 8.8.          Headings.........................................................................    84
         Section 8.9.          Assignment.......................................................................    84
         Section 8.10.         Severability.....................................................................    84
         Section 8.11.         Preferences......................................................................    84
         Section 8.12.         Waiver of Notice.................................................................    85
         Section 8.13.         Remedies of Borrower.............................................................    85
         Section 8.14.         Exculpation......................................................................    85
         Section 8.15.         Exhibits Incorporated............................................................    87
         Section 8.16.         Offsets, Counterclaims and Defenses..............................................    87
         Section 8.17.         No Joint Venture or Partnership..................................................    87
         Section 8.18.         Waiver of Marshalling of Assets Defense..........................................    87
         Section 8.19.         Waiver of Counterclaim...........................................................    88
         Section 8.20.         Conflict; Construction of Documents..............................................    88
         Section 8.21.         Brokers and Financial Advisors...................................................    88
         Section 8.22.         Counterparts.....................................................................    88
         Section 8.23.         Estoppel Certificates............................................................    88
         Section 8.24.         Payment of Expenses..............................................................    89
         Section 8.25.         Bankruptcy Waiver................................................................    89
         Section 8.26.         Entire Agreement.................................................................    89
         Section 8.27.         Dissemination of Information.....................................................    90
         Section 8.28.         Limitation of Interest...........................................................    90
         Section 8.29.         Indemnification..................................................................    91
         Section 8.30.         Borrower Acknowledgments.........................................................    91
         Section 8.31.         Publicity........................................................................    91
         Section 8.32.         .................................................................................    92
         Section 8.33.         Final Agreement..................................................................    92
         Section 8.34.         .................................................................................    92

Exhibit A         Intentionally Omitted
Exhibit B         Capital Improvements/Environmental Remediation
Exhibit C         Interest Rate Cap Agreement Requirements
Exhibit D         Allocated Mezzanine Loan Amounts
Exhibit F         Managers
Exhibit G         Franchisors

Schedule 1        Litigation
Schedule 2        Franchise Agreement Defaults

                            MEZZANINE LOAN AGREEMENT

                  THIS MEZZANINE LOAN AGREEMENT, made as of September 2, 2004, is by and between MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services, Inc., a Delaware corporation, (together, with its successors and assigns, "Lender"), and ASHFORD MEZZ BORROWER LLC, a Delaware limited liability company ("Borrower").

                                    RECITALS

                  A. Borrower desires to obtain a loan (the "Loan") from Lender in the principal amount of $25,000,000.

                  B. Lender is willing to make the Loan on the condition that Borrower joins in the execution and delivery of this Agreement, which shall establish the terms and conditions of the Loan.

                  NOW, THEREFORE, in consideration of the making of the Loan by Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         Section 1.1 Definitions.

                  For all purposes of this Agreement:

                           (a) the capitalized terms defined in this Article 1
have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

                           (b) all accounting terms have the meanings assigned
to them in accordance with GAAP;

                           (c) the words "herein", "hereof", and "hereunder" and
other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and

                           (d) the following terms have the following meanings:

                  "Acceptable Counterparty" means any counterparty to an Interest Rate Cap Agreement that has and maintains (or whose obligations thereunder are guaranteed in a manner and by a guarantor that is reasonably acceptable to Lender, (a) (i) a long-term unsecured debt rating or counterparty rating of "AA-" or higher from S&P, and (ii) a short-term unsecured debt rating of not less than "A-1+" by S&P, and (b) a long-term unsecured debt rating of not less than

"Aa3" by Moody's, or any other counterparty to an Interest Rate Cap Agreement with respect to which a Rating Agency Confirmation is received.

                  "Account Collateral" means the Deposit Account (including all Sub-Accounts), all amounts deposited or held in such accounts, and all Proceeds of any or all of the foregoing.

                  "Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing. For the avoidance of doubt, with respect to Borrower, any Mortgage Borrower or Operating Lessee, the definition of "Affiliate" shall not include Remington Manager.

                  "Agreement" means this Mezzanine Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

                  "Allocated Mezzanine Loan Amount" means, with respect to each Individual Property, the amount set forth on Exhibit D attached hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Indebtedness due to the making of a prepayment of the Loan in accordance with the terms hereof, each Allocated Mezzanine Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such payment and (ii) a fraction, the numerator of which is the applicable Allocated Mezzanine Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Mezzanine Loan Amounts (prior to the adjustment in question). Notwithstanding the foregoing sentence to the contrary, when the Indebtedness is reduced as the result of Lender's receipt of proceeds with respect to a Condemnation or Casualty affecting one hundred percent (100%) of any Individual Property, the Allocated Mezzanine Loan Amount for such Individual Property with respect to which the Insurance Proceeds or Condemnation Proceeds were received shall, at Lender's sole discretion, be reduced to zero (such Allocated Mezzanine Loan Amount prior to reduction being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Mezzanine Loan Amount shall, if the Withdrawn Allocated Amount exceeds such proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Proceeds Deficiency and
(2) a fraction, the numerator of which is the applicable Allocated Mezzanine Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Mezzanine Loan Amounts (prior to the adjustment in question) other than the Withdrawn Allocated Amount.

                  "Appraisal" means an appraisal of any Individual Property prepared in accordance with the requirements of FIRREA prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where such Individual Property is located, who meets the requirements of FIRREA and who is otherwise reasonably satisfactory to Lender.

                  "Approved Budget" has the meaning provided in Section
5.1(P)(x).

                  "Basic Carrying Costs" means the following costs with respect to each Individual Property: (i) Impositions applicable to such Property; (ii) insurance premiums for policies of insurance required or permitted to be maintained by the applicable Mortgage Borrower pursuant to the Mortgage Loan Documents; and (iii) all Monthly Assessments and Special Assessments (as such terms are defined in the Declaration).

                  "Borrower" has the meaning provided in the preamble to this Agreement.

                  "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in
(i) the State of Kansas, (ii) the state where the corporate trust office of the any trustee in connection with a Secondary Market Transaction is located, or
(iii) the state where the servicing offices of the any servicer in connection with a Secondary Market Transactions are located.

                  "Cash Management Fee Sub-Account" means the Sub-Account of the Deposit Account established and maintained pursuant to Section 2.11 relating to the payment of fees payable to the Deposit Account Bank.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Collateral" has the meaning set forth in the Mortgage Loan Agreement.

                  "Condemnation Proceeds" has the meaning provided in the Mortgages.

                  "Contingent Obligation" means any obligation of Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Borrower, whether or not contingent; (i) to purchase any such primary obligation, or any property constituting direct or indirect security therefor;
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner or obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner or obligee under such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming that Borrower is required to perform thereunder) as determined by Lender in good faith.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

                  "Current Interest Accrual Period" has the meaning provided in
Section 2.11(d).

                  "Debt Service" means, for any period, the aggregate of all principal, interest payments, Default Rate interest, Late Charges and Prepayment Premium that accrue or are due and payable in accordance with the Loan Documents during such period.

                  "Debt Service Coverage Ratio" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Declaration" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Mezzanine Debt Service Payment Sub-Account" means the Sub-Account of the Deposit Account established and maintained pursuant to
Section 2.11 relating to the payment of Debt Service.

                  "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                  "Default Collateral" has the meaning provided in Section 8.14.

                  "Default Prepayment" has the meaning provided in Section
2.6(g).

                  "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the LIBOR Interest Rate plus five percent (5%).

                  "Deposit Account" has the meaning provided in Section 2.11(b).

                  "Deposit Account Agreement" has the meaning provided in
Section 2.12(b).

                  "Deposit Account Bank" means the bank chosen by Lender to hold the Deposit Account, or any successor bank hereafter selected by Lender in accordance with the terms hereof.

                  "Eligible Account" means (i) an account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 by S&P and the equivalent by each other Rating Agency if the deposits in such account are to be held in such account for thirty (30) days or less or (y) long-term unsecured debt obligations are rated at least A by S&P and the equivalent by each other Rating Agency if the deposits in such account are to be held in such account for more than thirty (30) days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b); or (iii) an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction.

                  "Embargoed Person" has the meaning provided in Section
4.1(LL).

                  "Engineer" means any reputable Independent engineer, properly licensed in the relevant jurisdiction and approved by Lender in Lender's reasonable discretion.

                  "Engineering Report(s)" means, with respect to each Individual Property, the structural engineering report(s) with respect to such Individual Property (i) prepared by an Engineer, (ii) addressed to or permitted by such preparer to be relied upon by Lender, (iii) prepared based on a scope of work determined by Lender in Lender's discretion, and (iv) in form and content acceptable to Lender in Lender's discretion, together with any amendments or supplements thereto.

                  "Entity" means (i), with respect to Borrower, a (a) corporation, if Borrower is listed as a corporation in the preamble to this Agreement, (b) limited partnership, if Borrower is listed as a limited partnership in the preamble to this Agreement or (c) limited liability company, if Borrower is listed as a limited liability company in the preamble to this Agreement; and (ii) with respect to any Mortgage Borrower, (a) corporation, if such Mortgage Borrower is a corporation, (b) limited partnership, if such Mortgage Borrower is a limited partnership, or (c) limited liability company, if such Mortgage Borrower is a limited liability company.

                  "Environmental Guaranty" means the Environmental Indemnity Agreement in form and substance satisfactory to Lender dated as of the Closing Date from Borrower to Lender relating to all Individual Properties, as the same may thereafter be from time to time supplemented, amended, modified or extended by one or more agreements supplemental thereto.

                  "Environmental Indemnified Parties" includes Lender, any Person who is or will have been involved with the servicing of the Loan, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the collateral therefor, whether during the term of the Loan or as a part of or following a foreclosure of the collateral for the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

                  "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment, including, without limitation, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act, and including, without limitation, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of any or all of the Individual Properties to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in any or all of the Individual Properties.

                  "Environmental Liens" means, with respect to each Individual Property, all liens and other encumbrances imposed on Borrower, any Mortgage Borrower, the Pledged Collateral or any Individual Property pursuant to any Environmental Law, whether due to any act or omission of Borrower, any Mortgage Borrower or any other Person.

                  "Environmental Report(s)" means, with respect to each Individual Property, environmental audit report(s) (i) prepared by a reputable environmental Engineer approved by Lender in Lender's discretion, (ii) addressed to or permitted by such environmental Engineer to be relied upon by Lender (iii) prepared based on a scope of work determined by Lender in Lender's discretion, and (iv) in form and content acceptable to Lender in Lender's discretion, together with any amendments or supplements thereto delivered to Lender.

                  "Equity Interests" means all membership interests in Borrower.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code, of which Borrower, any Mortgage Borrower or Operating Lessee is a member, and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in
Section 414(m) or (o) of the Code, of which Borrower, any Mortgage Borrower or Operating Lessee is a member.

                  "Event of Default" has the meaning set forth in Section 7.1.

                  "Exchange Act" has the meaning set forth in Section 2.13.

                  "Extension Interest Rate Cap Agreement" means a confirmation (together with the definitions, ISDA master agreement and schedules relating thereto) between the applicable Acceptable Counterparty and Borrower, relating to the applicable Extension Term, satisfying the requirements set forth in Exhibit C.

                  "Extension Term" has the meaning set forth in Section 2.10.

                  "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

                  "First Extended Maturity Date" has the meaning set forth in
Section 2.10.

                  "First Extension Term" has the meaning set forth in Section 2.10.

                  "Fiscal Year" means the 12-month period ending on December 31 of each year or such other fiscal year of Borrower or other Person as Borrower, or other Person, as applicable, may select from time to time with the prior written consent of Lender, such consent not to be unreasonably withheld or delayed.

                  "Franchise Agreement" shall mean, individually or collectively, as the context may require, each franchise or similar agreement entered into by and between the applicable Mortgage Borrower and/or Operating Lessee and Franchisor pursuant to which the applicable Mortgage Borrower and/or Operating Lessee is permitted to operate the applicable Individual Property under the "flag" or other trade name that is the subject thereof, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms hereof.

                  "Franchisor" shall mean, individually or collectively, as the context may require, each franchisor under a Franchise Agreement. As of the date hereof, each Franchisor of each Individual Property is set forth on Exhibit G attached hereto. No replacement or substitute Franchisor shall be selected, approved or consented to by any Mortgage Borrower or Operating Lessee other than in accordance with the terms hereof.

                  "Franchisor's Subordination" means, with respect to each Individual Property, a Franchisor's Consent and Subordination Agreement, comfort letter or similar agreement in form and substance satisfactory to Lender, dated as of the Closing Date, executed by the relevant Franchisor and others as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

                  "Funding Losses" means, collectively, all losses, costs and expenses incurred or sustained (or expected to be incurred or sustained) by Lender in liquidating or re-employing funds from third parties to effect or maintain the Loan or any part thereof as a consequence of (a) if the Loan, or any portion thereof, is repaid for any reason whatsoever on any date other than a Payment Date (including, without limitation, from Insurance Proceeds or Condemnation Proceeds); (b) any default in the payment or prepayment of the Principal Indebtedness or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise); (c) intentionally omitted;
(d) any losses, expenses or increased costs incurred or sustained by Lender due to the determination of the "LIBOR Rate" other than pursuant to the first sentence of the definition thereof; (e) the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality have jurisdiction; and/or (f) any other set of circumstances not attributable to Lender's acts.

                  "GAAP" means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

                  "Governmental Authority" means any foreign, national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower, Guarantor, SPE Equity Owner, all or any portion of the Collateral, all or any portion of the Pledged Collateral, any Mortgage Borrower, or any Person with jurisdiction over Borrower, SPE Equity Owner, all or any portion of each Individual Property, all or any portion of the Pledged Collateral or any Mortgage Borrower, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Revenue" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Ground Lease" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Ground Rent" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Guarantor" shall mean Ashford Hospitality Limited Partnership, a Delaware limited partnership.

                  "Hazardous Substance" means, without limitation, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, toxic or hazardous wastes, toxic or hazardous substances, toxic or hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in small amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

                  "Impositions" has the meaning provided in the Mortgages.

                  "Indebtedness" means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

                  "Indemnified Party" shall have the meaning set forth in
Section 2.13.

                  "Independent" means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower, in any Mortgage Borrower or in any Affiliate of Borrower (including, without limitation, in any SPE Equity Owner),
(ii) is not connected with Borrower, any Mortgage Borrower or any Affiliate of Borrower (including, without limitation, in any SPE Equity Owner), as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions (other than in his or her capacity as Independent Director), and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

                  "Independent Director" means a duly appointed member of the board of directors (or with respect to a Single Member LLC, the board of managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five years (except in a capacity as an "Independent Director" for one or more Affiliates otherwise satisfying the requirements of this definition), (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates or Borrower or any of its affiliates, (b) a creditor, supplier, employee, officer, director (other than in its capacity as Independent Director), family member, manager, or contractor of such entity or any of its affiliates or Borrower or any of its affiliates, or (c) a Person who controls (directly, indirectly, or otherwise) such entity or any of its affiliates or Borrower or any of its affiliates or any creditor, supplier, employee, officer, director, family member, manager, or contractor of such Person or any of its affiliates or Borrower or any of its affiliates.

                  "Individual Properties" shall mean, collectively, each and every Individual Property.

                  "Individual Property" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Initial Interest Rate Cap Agreement" means a confirmation (together with the definitions, ISDA master agreement and schedules relating thereto) between the applicable

Acceptable Counterparty and Borrower, relating to the initial term of the Loan, satisfying the requirements set forth in Exhibit C.

                  "Initial Maturity Date" means September 29, 2006.

                  "Insurance Proceeds" has the meaning provided in the Mortgages.

                  "Insurance Requirements" has the meaning provided in the Mortgages.

                  "Interest Accrual Period" shall mean, with respect to any Payment Date, a period commencing on the first (1st) Business Day of the calendar month in which such Payment Date occurs and ending on the day immediately prior to the first (1st) Business Day of the next calendar month. The first Interest Accrual Period shall commence on the Closing Date and continue through and including the day immediately prior to the first Business Day of the calendar month following the month in which the Closing Date occurs.

                  "Interest Rate" means, for any Interest Accrual Period, the LIBOR Interest Rate or the Default Rate, as and when applicable pursuant to this Agreement.

                  "Interest Rate Adjustment Date" shall mean the second LIBOR Business Day prior to the first day of an Interest Accrual Period; provided that the Interest Rate Adjustment Date for the first Interest Accrual Period shall be the Closing Date, or such other date selected by Lender. The LIBOR Rate set on the Interest Rate Adjustment Date shall be in effect for the Interest Accrual Period immediately following such Interest Rate Adjustment Date.

                  "Interest Rate Cap Agreement" means any Initial Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement.

                  "Investor" has the meaning provided in Section 8.27.

                  "Land" means, collectively, "Land" as defined in each Mortgage.

                  "Late Charge" means the lesser of (i) five percent (5%) of any unpaid amount and (ii) the maximum late charge permitted to be charged under the laws of the State of New York.

                  "Leases" means, collectively, "Leases" as defined in each Mortgage.

                  "Legal Requirements" means all statutes, laws, rules, orders, regulations, ordinances, judgments, orders, decrees and injunctions of Governmental Authorities affecting Borrower, Guarantor, any Mortgage Borrower, the Loan Documents, the Pledged Collateral, the Collateral or any part thereof, or the ownership, construction, use, alteration or operation thereof, or any part thereof, enacted or entered and in force as of the relevant date, and all Permits and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Collateral, the Pledged Collateral, or any part thereof, including, without limitation, any which (i) may require repairs, modifications, or alterations in or to the Collateral or any part thereof, or (ii) in any way limit the use and enjoyment thereof, and further including, without limitation, all Environmental Laws and the Americans with Disabilities Act, as they may be amended from time to time, together with all regulations promulgated pursuant thereto or in connection therewith.

                  "Lender" has the meaning provided in the preamble to this Agreement.

                  "Liabilities" has the meaning set forth in Section 2.13.

                  "LIBOR Business Day" means any day on which banks are open for dealing in foreign currency and exchange in London, England.

                  "LIBOR Interest Rate" means, for any Interest Accrual Period, the Spread plus the LIBOR Rate for such Interest Accrual Period.

                  "LIBOR Rate" shall mean the London interbank offered rate for thirty (30) day United States Dollar deposits in an amount of $1,000,000 or more that appears on Telerate Page 3750 (or on such page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purposes of displaying such rate all as determined by Lender in its sole but good faith discretion) as of 11:00 a.m., London time, on the applicable Interest Rate Adjustment Date to the extent available. If such rate does not appear on Telerate Page 3750 (or on such page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purposes of displaying such rate all as determined by Lender in its sole but good faith discretion) as of 11:00 a.m., London time, on the applicable Interest Rate Adjustment Date, the LIBOR Rate will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. Dollars for a one (1) month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Rate Adjustment Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Rate Adjustment Date, Lender will request the principal London office of any four (4) major reference banks in the London interbank market selected by Lender in its sole discretion to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for one (1) month period as of approximately 11:00 a.m., London time, on such Interest Rate Adjustment Date for amounts of not less than $1,000,000. If at least two such offered quotations are so provided, the LIBOR Rate will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender will request any three
(3) major banks in New York City selected by Lender in its sole discretion to provide such banks' rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m. New York City time, on the applicable Interest Rate Adjustment Date for amounts of not less than $1,000,000. If at least two such rates are so provided, the LIBOR Rate will be the arithmetic mean of such rates. If fewer than two such rates are so provided, the then LIBOR Rate will be the LIBOR Rate in effect on the preceding Interest Rate Adjustment Date. The LIBOR Rate for any Interest Accrual Period shall be adjusted from time to time, by increasing the rate thereof to compensate Lender for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transactional adjustments or other scheduled changes in reserve requirements during any Interest Accrual Period) which are required to be maintained by Lender with respect to "Eurodollar liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under said Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Lender. The establishment of the LIBOR Rate on each Interest Rate Adjustment Date by the Lender and the Lender's calculation of the rate of interest applicable to this Note shall (in the absence of manifest error) be final and binding.

                  "Lien" means any mortgage, deed of trust, deed to secure debt, lien (statutory or other), pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any portion of the Collateral, the Pledged Collateral, any or all of the Individual Properties, any Mortgage Borrower or the Borrower, or any interest in any of the foregoing, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "Loan" has the meaning provided in the Recitals hereto.

                  "Loan Amount" has the meaning provided in the Recitals hereto.

                  "Loan Documents" means, collectively, this Agreement, the Note, the Recognition Agreement, the Pledge Agreement, the PIP Guaranty, the Rate Cap Pledge Agreement, the Environmental Guaranty, the Deposit Account Agreement, the Manager's Subordination, the Franchisor's Subordinations and all other agreements, instruments, certificates and documents executed or delivered by or on behalf of Borrower, Operating Lessee or any Affiliate of either of them, or any other Person to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Pledge Agreement, the TRS Pledge Agreement, the TRS Recognition Agreement, or the other documents listed above.

                  "Losses" means any losses, actual damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

                  "Management Agreement" means the Management Agreement entered into between Manager and each Mortgage Borrower or Operating Lessee pertaining to the management of each Individual Property in the form attached to the Manager's Subordinations.

                  "Manager" means, individually or collectively, as the context may require, each manager under a Management Agreement, or any successor or assignee, provided that each successor or assignee shall be acceptable to Lender in Lender's discretion. As of the date hereof, the Manager of each Individual Property is set forth on Exhibit F attached hereto.

                  "Manager's Subordination" means, with respect to each Individual Property, the Manager's Consent and Subordination of Management Agreement in form and substance satisfactory to Lender, dated as of the Closing Date, executed by the applicable Manager, Mezzanine Borrower, the applicable Mortgage Borrower which owns the Individual Property, Operating Lessee and Lender, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

                  "Material Adverse Effect" means a material adverse effect upon
(i) the business or the financial position or results of operation of Borrower,
(ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents, (iii) the business or the financial position or results of operation of any Mortgage Borrower, (iv) the ability of any Mortgage Borrower to perform, or of Mortgage Lender to enforce, any of the Mortgage Loan Documents, or (v) the value of (x) the Collateral with respect to any Individual Property taken as a whole, (y) any Individual Property, or (z) the Pledged Collateral.

                  "Maturity Date" means Initial Maturity Date or such earlier date resulting from acceleration of the Indebtedness by Lender.

                  "Maximum Amount" means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

                  "Mold" means any mold or fungus in violation of Legal Requirements present at or in any Individual Property.

                  "Mortgage" has the meaning set forth in the Mortgage Loan Agreement.

                  "Mortgage Borrower" means, individually and collectively as the context may so require, each "Borrower" under the Mortgage Loan Agreement.

                  "Mortgage Debt Service" means Debt Service, as defined in the Mortgage Loan Agreement.

                  "Mortgage Indebtedness" means Indebtedness, as defined in the Mortgage Loan Agreement.

                  "Mortgage Lender" means (i) collectively, Merrill Lynch Mortgage Lending, Inc. and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., and (ii) the successors and assigns of either or both of them.

                  "Mortgage Loan Agreement" means that certain Loan Agreement dated as of the date hereof by and between the Mortgage Borrowers and Mortgage Lender, as the same may from time to time hereafter be modified, supplemented or amended, to the extent permitted by this Agreement.

                  "Mortgage Loan Default" means Default, as defined in the Mortgage Loan Agreement.

                  "Mortgage Loan Event of Default" means Event of Default, as defined in the Mortgage Loan Agreement.

                  "Mortgage Loan Release Price" means Release Price, as defined in the Mortgage Loan Agreement.

                  "Mortgage Loan Transfer" means Transfer, as defined in the Mortgage Loan Agreement.

                  "Mortgage Notes" means the Notes, as defined in the Mortgage Loan Agreement.

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower, any Mortgage Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Operating Income" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Note" means and refers to that certain Mezzanine Promissory Note, in form and substance satisfactory to Lender in Lender's discretion, dated the Closing Date, made by Borrower to Lender pursuant to this Agreement as such promissory note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

                  "OFAC List" means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements (or if such list does not exist, the similar list then being maintained by the United States) including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.

                  "Officer's Certificate" means a certificate of Borrower which is signed by the managing equity owner of Borrower.

                  "Operating Expenses" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Operating Income" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Operating Lease" shall mean, individually or collectively, as the context may require, the operating lease or similar agreement entered into by and between the applicable Mortgage Borrower and the Operating Lessee, which governs the operation of one of more of the Individual Properties as the same may be amended, restated, replaced, supplemented or modified from time to time, in accordance with the terms hereof.

                  "Operating Lessee" shall mean, individually or collectively, as the context may require, any operating lessee under an Operating Lease, which is an Affiliate of the Mortgage Borrowers and which is a Special Purpose Entity, provided that such operating lessee shall be selected in accordance with the terms hereof. As of the date hereof, the term Operating Lessee is Ashford TRS Lessee LLC, a Delaware limited liability company, the current operating lessee of each Individual Property, and an Affiliate of the Mortgage Borrowers.

                  "Other Borrowings" means, without duplication (but not including the Indebtedness or any Transaction Costs payable in connection with the Transactions), (i) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of Borrower secured by a Lien on any property owned by Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of Borrower, and (vi) all payment obligations of Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

                  "Payment Date" shall mean the last Business Day of each month commencing on October 29, 2004 and continuing to and including the Maturity Date (or, if the Maturity Date is not on a Business Day, the immediately preceding Business Day).

                  "PBGC" means the Pension Benefit PIP Guaranty Corporation established under ERISA, or any successor thereto.

                  "Partial Release" shall have the meaning set forth in Section 2.15.

                  "Permits" has the meaning provided in the Mortgages.

                  "Permitted Encumbrances" shall have the meaning set forth in the Mortgage Loan Agreement.

                  "Permitted Investments" has the meaning provided in the Deposit Account Agreement.

                  "Permitted Transfers" shall mean, with respect to each Individual Property, each Mortgage Borrower, Borrower and the Pledged Collateral, (i) provided that no Event of Default has occurred and is continuing, Permitted Encumbrances (other than Permitted Encumbrances arising prior to the occurrence of such Event of Default); (ii) provided that no Event of Default has occurred and is continuing, all transfers of worn out or obsolete furnishings, fixtures or equipment that are (if deemed necessary or advisable by the applicable Mortgage Borrower or Operating Lessee) reasonably promptly replaced with property of equivalent value and functionality in the ordinary course of the Mortgage Borrowers' or Operating Lessee's operation of each Individual Property; (iii) provided that no Event of Default has occurred and is continuing, all Leases which are not Material Leases (other than Material Leases entered into prior to the occurrence of such Event of Default); (iv) all Material Leases which have been approved by Mortgage Lender in writing pursuant to the terms of the Mortgage Loan Agreement and Mezzanine Lender pursuant to the terms of this Agreement; (v) the pledge of the Pledged Collateral pursuant to the terms of the Pledge Agreement or the TRS Pledge Agreement; (vi) transfers, issuance, conversions, pledges and redemptions of stock in Ashford Hospitality Trust, Inc., a Maryland corporation (or its successors), Ashford OP General Partner LLC, a Delaware limited liability company, Ashford OP Limited Partner, LLC, a Delaware limited liability company, or Ashford Hospitality Limited Partnership, a Delaware limited partner, and (vii) the merger or consolidation of Ashford Hospitality Trust, Inc. (or its successors).

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PIP Guaranty" means that certain Guaranty dated as of the date hereof from Ashford Hospitality Limited Partnership to Lender.

                  "Plan" means an employee benefit or other plan established or maintained by Borrower, any Mortgage Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Pledge Agreement" means that certain Mezzanine Pledge and Security Agreement dated as of the date hereof between Borrower and Lender.

                  "Pledged Collateral" means: (a) Borrower's right, title and interest in and to the Pledged Equity, (b) all rights, privileges, general intangibles, payments intangibles, voting rights, authority and power arising from its interest in the Pledged Equity, (c) the capital of Borrower and any and all profits, losses, distributions, and allocations attributable to the Pledged Equity as well as the proceeds of any distribution thereof, whether arising under the terms of any organizational document of any Mortgage Borrower or otherwise, (d) all other payments, if any, due or to become due, to Borrower by or from and all other present or future claims by Borrower against, any Mortgage Borrower, or in respect of the Pledged Equity, under or arising out of (i) any organizational document of any Mortgage Borrower, (ii) monies loaned or advanced, for services rendered or otherwise or (iii) any other contractual obligations, commercial tort claims, supporting obligations, damages, insurance proceeds, condemnation awards or other amounts due to Borrower from any Mortgage Borrower or with respect to the Pledged Equity, (e) Borrower's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the ownership of the Pledged Equity, (f) to the extent permitted by applicable law, Borrower's rights, if any, in any Mortgage Borrower pursuant to any organizational document of any Mortgage Borrower, or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of Borrower relating to any Pledged Equity, including without limitation, the right to (i) execute any instruments and to take any and all other action on behalf of and in the name of Borrower in respect of any Pledged Equity, (ii) exercise any and all voting, consent and management rights of Borrower in or with respect to any Mortgage Borrower, (iii) exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval with respect to any Mortgage Borrower, (iv) enforce or execute any checks, or other instruments or orders of any Mortgage Borrower, and (v) file any claims and to take any action in connection with any of the foregoing, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of any Mortgage Borrower, (g) all Investment Property (as such term is defined in Section 9-102 of the UCC) issued by or relating to any Mortgage Borrower, or otherwise relating to the Pledged Equity, (h) all equity interests or other property and assets now existing or hereafter acquired by Borrower, including, without limitation, as a result of any mergers, acquisitions, exchange offers, recapitalizations of any type, contributions to capital, or the exercise of options or other rights relating to the Pledged Equity, and (i) to the extent not otherwise included: all assets and personal property of Borrower (1) in any way arising from, related to, or pertaining to Borrower's right, title and interest in and to the Pledged Entity or any Pledged Equity, and (2) in any way arising from, related to, or pertaining to Borrower's right, title and interest in and to the Pledged Equity or any Pledged Entity; and (ii) all proceeds of any or all of the foregoing (including, without limitation, insurance proceeds and distributions on the Pledged Equity), as applicable, (j) the Account Collateral and (k) the Initial Interest Rate Cap Agreement, any Extension Interest Rate Cap Agreement, or any amendment, replacements, modification thereto obtained by Borrower and assigned to Lender pursuant to the terms of this Agreement, the Rate Cap Pledge Agreement, or any of the other Loan Documents.

                  "Pledged Equity" means (i) 100% of Borrower's limited partnership interests or membership interests, as applicable, in each Mortgage Borrower, (ii) 100% of Borrower's membership interests in Ashford Senior General Partner LLC, a Delaware limited liability company, (iii) 100% of Borrower's membership interest in Bucks County Member LLC, a Delaware limited liability company, and (iv) 100% of Ashford TRS Corporation's membership interests in Operating Lessee, whether now existing or hereafter created.

                  "Prepayment Premium" means, with respect to any prepayment of the Principal Indebtedness, or acceleration of the Loan, in either case, made prior to or on September 1, 2006, an amount equal to one percent (1.00%) of the Principal Indebtedness being prepaid (it being understood that Borrower shall not be permitted to voluntarily prepay all or any part of the Loan prior to October 1, 2005).

                  "Principal Indebtedness" means the principal amount of the entire Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

                  "Proceeds" means all "proceeds," as such term is defined in the UCC, and, to the extent not included in such definition, all proceeds whether cash or non-cash, movable or immovable, tangible or intangible (including all Insurance Proceeds, all Condemnation Proceeds and proceeds of proceeds), from the Pledged Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Pledged Collateral and all income, gain, credit, distributions and similar items from or with respect to the Pledged Collateral.

                  "Property" has the meaning provided in the Mortgages.

                  "Rate Cap Pledge and Security Agreement" means that certain form of Rate Cap Pledge and Security Agreement attached hereto as Exhibit I.

                  "Rating Agencies" means Fitch, Inc., Moody's Investors Service, Inc., S&P, and Dominion Bond Rating Service Limited, or any successor thereto, and any other nationally recognized statistical rating organization but only to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of a Secondary Market Transaction (each, individually a "Rating Agency").

                  "Rating Agency Confirmation" means a written confirmation from each of the Rating Agencies rating any securities issued in connection with a Secondary Market Transaction that an action shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with a Secondary Market Transaction.

                  "Recognition Agreement" means that certain Recognition Agreement dated as of the date hereof among Borrower, Mortgage Borrower, SPE Equity Owner and Lender.

                  "Release" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

                  "Release Price" shall have the meaning as set forth in Section 2.15(b)

                  "Remediation" (and its correlative terms) includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein, including the preparation of any plans, studies, reports or documents with respect thereto.

                  "REMIC" means a real estate mortgage investment conduit as defined under Section 860D of the Code.

                  "Remington Manager" means Remington Lodging & Hospitality LP, a Delaware limited partnership.

                  "Rents" means, collectively, "Rents" as defined in each Mortgage.

                  "Required Debt Service Payment" means, on any Payment Date, the Debt Service then due and payable by Borrower.

                  "Reuters Screen LIBO Page" means the display page designated as "LIBO" on the Reuters Monitor Money Rates Service.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "Second Extended Maturity Date" has the meaning set forth in
Section 2.10.

                  "Second Extension Term" has the meaning set forth in Section 2.10.

                  "Secondary Market Transaction" shall have the meaning set forth in Section 2.13.

                  "Secretary's Certificate" means, with respect to Borrower, Operating Lessee, each Mortgage Borrower and Remington Manager, the certificate in form and substance satisfactory to Lender in Lender's discretion dated as of the Closing Date.

                  "Securities Act" has the meaning provided in Section 2.13.

                  "Single Member LLC" means a limited liability company that (i) is either (a) a single member limited liability company or (b) a multiple member limited liability company that does not have a Single-Purpose Entity that owns at least one percent (1%) of the equity interests in such limited liability company as its managing member, and (ii) is organized under the laws of the State of Delaware.

                  "Single-Purpose Entity" means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter (i) was and will be organized solely for the purpose of
(v) owning the Pledged Equity or (w) owning, leasing, operating, managing, financing and maintaining any or all of the Individual Properties or (x) acting as an operating lessee pursuant to the terms of an Operating Lease or (y) acting as the managing member of the limited liability company which owns any or all of the Individual Properties or (z) acting as the general partner of a limited partnership which owns any or all of the Individual Property, (ii) has not and will not engage in any business unrelated to (w) the ownership of the Pledged Equity or (x) the ownership, leasing, operating, managing, financing and maintaining of any or all of the Individual Properties or (y) acting as a member of a limited liability company which owns any or all of the Individual Properties or (z) acting as a general partner of a limited partnership which owns any or all of the Individual Properties, (iii) has not and will not have any assets other than (w) the Pledged Equity or (x) those related to any or all of the Individual Properties or (y) its member interest in the limited liability company which owns any or all of the Individual Properties or (z) its general partnership interest in the limited partnership which owns any or all of the Individual Properties, as applicable, (iv) has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), (v) if such entity is a limited partnership, has and will have at all times while the Loan is outstanding as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations or a Single Member LLC, (vi) if such entity is a corporation or a Single Member LLC, at all relevant times while the Loan is outstanding, has and will have at least two Independent Directors,
(vii) the board of directors of such entity (or if such entity is a Single Member LLC, the entity, each member, each director, each manager, the board of managers, if any, and all other Persons on behalf of such entity), has not taken and will not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members and all directors and managers, as applicable, unless all of the directors or managers, as applicable, including, without limitation, all Independent Directors, shall have participated in such vote, (viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (ix) if such entity is a limited liability company (other than a Single Member LLC), has and will have at least one member that is and will be a Single-Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company, (x) without the unanimous consent of all of the partners, directors or managers (including, without limitation, all Independent Directors) or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (w) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (x) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or such entity's properties; (y) make any assignment for the benefit of such entity's creditors; or (z) take any action that might cause such entity to become insolvent, (xi) has maintained and will maintain its accounts, books and records separate from any other Person or entity, (xii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiii) has not commingled and will not commingle its funds or assets with those of any other entity except as permitted by the Loan Documents,
(xiv) has held and will hold its assets in its own name, (xv) has conducted and will conduct its business in its name and will not permit its name, identity or type of entity to be changed,
(xvi) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person or entity, except to the extent that such Person or entity is required to file consolidated tax returns by law; provided, that any such consolidated financial statement shall contain a footnote indicating that separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity, (xvii) has paid and will pay its own liabilities out of its own funds and assets, (xviii) has observed and will observe all partnership, corporate or limited liability company formalities as applicable, (xix) has maintained and will maintain an arms-length relationship with its Affiliates, (xx) if (x) such entity owns all of any portion of any or all of the Individual Properties, has and will have no indebtedness other than the Mortgage Loan, unsecured trade payables in the ordinary course of business relating to the ownership and operation of such Individual Property which (1) are not evidenced by a promissory note (2) when aggregated with the unsecured trade payables of all other Mortgage Borrowers and Operating Lessee do not exceed, at any time, a maximum amount of two and one-half percent (2-1/2%) of the original amount of the Mortgage Loan and (3) are paid within 60 days of the date incurred (unless same are being contested in accordance with the terms of this Agreement), or other indebtedness that has been fully discharged on or prior to the date hereof, or (x) if such entity owns all or any portion of the Pledged Equity, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as the owner of the Pledged Equity which (1) do not exceed, at any time, $10,000 and (2) are paid within 60 days of the date incurred, or (y) if such entity acts as the general partner of a limited partnership which owns such Individual Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns such Individual Property which (1) do not exceed, at any time, $10,000 and (2) are paid within 60 days of the date incurred, or (z) if such entity acts as a managing member of a limited liability company which owns such Individual Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns such Individual Property which (1) do not exceed, at any time, $10,000 and (2) are paid within 60 days of the date incurred, (xxi) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness, (xxii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, (xxiii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and use separate stationery, invoices and checks, (xxiv) except pursuant hereto, has not and will not pledge its assets for the benefit of any other person or entity, (xxv) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xxvi) has not made and will not make loans to any person or entity, (xxvii) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (xxviii) if such entity is a limited liability company (other than a Single Member LLC), such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision, (xxix) has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party and which are fully disclosed to Lender in writing in advance, (xxx) has paid and will pay the salaries of its own employees from its own funds, (xxxi) has maintained and intends to maintain adequate capital in light of its contemplated business operations, (xxxii) if such entity is a limited liability company (other than a Single Member LLC) or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision, (xxxiii) if such entity is a Single Member LLC, its organizational documents shall provide that, as long as any portion of the Indebtedness remains outstanding, upon the occurrence of any event that causes the last remaining member of such Single Member LLC to cease to be a member of such Single Member LLC (other than (y) upon an assignment by such member of all of its limited liability company interest in such Single Member LLC and the admission of the transferee, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents, or
(z) the resignation of such member and the admission of an additional member of such Single Member LLC, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents), the individuals acting as the Independent Directors of such Single Member LLC shall, without any action of any Person and simultaneously with the last remaining member of the Single Member LLC ceasing to be a member of the Single Member LLC, automatically be admitted as non-economic members of the Single Member LLC (the "Special Member") and shall preserve and continue the existence of the Single Member LLC without dissolution, and (xxxiv) if such entity is a Single Member LLC, its organizational documents shall provide that for so long as any portion of the Indebtedness is outstanding, no Special Member may resign or transfer its rights as Special Member unless (y) a successor Special Member has been admitted to such Single Member LLC as a Special Member, and (z) such successor Special Member has also accepted its appointment as the Independent Director.

                  "Special Member" has the meaning provided in the definition of "Single Purpose Entity."

                  "SPE Equity Owner" means, (a) with respect to each Mortgage Borrower other than Ashford Bucks County LLC, Ashford Senior General Partner LLC, a Delaware limited liability company and (b) with respect to Ashford Bucks County LLC, (i) Borrower and (ii) Bucks County Member LLC, a Delaware limited liability company.

                  "SPE Equity Owner's Certificate" means the SPE Equity Owner's Certificate in form and substance satisfactory to Lender dated as of the Closing Date.

                  "Spread" means 7.20%.

                  "Strike Rate" means 6% per annum.

                  "Sub-Account" shall have the meaning provided in Section 2.11(c).

                  "Subordination, Attornment and Security Agreement" shall mean for each Operating Lease, a Subordination, Attornment and Security Agreement or other similar agreement among Lender, Borrower, the applicable Mortgage Borrower and the Operating Lessee, in form and substance acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms hereof.

                  "Survey" means, with respect to each Individual Property, a survey of such Individual Property satisfactory to Lender, (i) prepared by a registered Independent surveyor satisfactory to Lender and Title Insurer and containing a surveyor's certification satisfactory to Lender, (ii) together with a metes and bounds or platted lot/block legal description of the land corresponding with the survey, and (iii) prepared based on a scope of work determined by Lender in Lender's discretion.

                  "Taking" has the meaning, with respect to each Individual Property, provided in the Mortgages for such Individual Property.

                  "Tax Fair Market Value" means, with respect to the Pledged Collateral, the fair market value of the Pledged Collateral.

                  "Third Extended Maturity Date" has the meaning set forth in
Section 2.10.

                  "Third Extension Term" has the meaning set forth in Section 2.10.

                  "Title Instruction Letter" means an instruction letter in form and substance satisfactory to Lender in Lender's discretion.

                  "Title Insurance Policy" means, with respect to each Individual Property, an owner's loan policy of title insurance for such Individual Property naming Mortgage Lender as the insured party issued by Title Insurer with respect to such Individual Property in an amount acceptable to Mortgage Lender and containing a "mezzanine lender's rights" or similar endorsement acceptable to Lender.

                  "Title Insurer" means Chicago Title Insurance Company and First American Title Insurance Company, as co-insurers.

                  "Transaction Costs" means all fees, costs, expenses and disbursements of Lender relating to the Transactions, including, without limitation, all appraisal fees, legal fees, accounting fees and the costs and expenses described in Section 8.24.

                  "Transactions" means the transactions contemplated by the Loan Documents.

                  "Transfer" means any conveyance, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest (including, without limitation, any profit interest) in Borrower, any Mortgage Borrower, Operating Lessee or any SPE Equity Owner, any sale, any Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), or any sale, or Lien, whether by law or otherwise, of, on or affecting any Pledged Collateral, any Collateral, and Mortgage Borrower, Borrower, Operating Lessee or any SPE Equity Owner, other than a Permitted Transfer.

                  "TRS Pledge Agreement" means that certain Pledge and Security Agreement from Ashford TRS Corporation to Lender dated as of the date hereof.

                  "TRS Recognition Agreement" means that certain Recognition Agreement among Ashford TRS Corporation, Lender and Operating Lessee.

                  "UCC" means, with respect to any Pledged Collateral, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Pledged Collateral is located.

                  "UCC Searches" has the meaning provided in Section 3.1.

                                    ARTICLE 2

                                  GENERAL TERMS

         Section 2.1 Amount of the Loan. Lender shall lend to Borrower a total aggregate amount equal to the Loan Amount.

         Section 2.2 Use of Proceeds. Proceeds of the Loan shall be used for the following purposes: (a) to make an equity contribution to Mortgage Borrower in order to cause Mortgage Borrower to use such amounts for any use permitted by
Section 2.2 of the Mortgage Loan Agreement, (b) to fund any upfront reserves or escrow amounts required hereunder, and (c) to pay any Transaction Costs. Any excess will be available to Borrower and may be used for any lawful purpose.

         Section 2.3 Security for the Loan. The Note and Borrower's obligations hereunder and under the other Loan Documents shall be secured by, and Borrower hereby grants, pledges, hypothecates, transfers and assigns to Lender a first priority and continuing lien on and first priority security in, all of Borrower's right, title, ownership, equity or other interests in and to the Pledged Collateral and the other security interests and Liens granted in this Agreement and in the other Loan Documents.

         Section 2.4 Borrower's Note.

                           (a) Borrower's obligation to pay the principal of and
interest on the Loan (including Late Charges, Default Rate interest, and the Prepayment Premium, if any), shall be evidenced by this Agreement and by the Note, duly executed and delivered by Borrower. The Note shall be payable as to principal, interest, Late Charges, Default Rate interest and

Prepayment Premium, if any, as specified in this Agreement, with a final maturity on the Maturity Date. Borrower shall pay all outstanding Indebtedness on the Maturity Date.

                           (b) Lender is hereby authorized, at its option, to
endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest, Late Charges, Default Rate interest and Prepayment Premium, if any, in respect thereof, which schedule shall be made available to Borrower, at Borrower's sole cost and expense on reasonable advance notice, for examination at Lender's offices.

         Section 2.5 Principal and Interest Payments.

                           (a) Accrual of Interest. Interest shall accrue on the
outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at the Interest Rate.

                           (b) Monthly Payments of Interest at the LIBOR
Interest Rate. On each Payment Date, Borrower shall pay to Lender interest on the unpaid Principal Indebtedness calculated at the LIBOR Interest Rate which has accrued and will accrue under such Note through the last day of the Interest Accrual Period in which such Payment Date occurs.

                           (c) Payment Dates. All payments required to be made
pursuant to paragraph (b) above shall be made beginning on the first Payment Date; provided, however, that Borrower shall pay interest for the first Interest Accrual Period on the Closing Date.

                           (d) Calculation of Interest. Interest shall accrue on
the outstanding principal balance of the Loan and all other amounts due to Lender under the Loan Documents commencing upon the Closing Date. Interest shall be computed on the actual number of days elapsed, based on a 360-day year.

                           (e) Default Rate Interest. Upon the occurrence and
during the continuance of an Event of Default, and at the sole option of Lender and without need for notice to the Borrower, the entire unpaid amount outstanding hereunder and under the Note will bear interest at the Default Rate.

                           (f) Late Charge. If Borrower fails to make any
payment of any sums due under the Loan Documents on the date when the same is due, Borrower shall pay a Late Charge.

                           (g) Maturity Date. On the Maturity Date, Borrower
shall pay to Lender all amounts owing under the Loan Documents including, without limitation, interest, principal, Late Charges, Default Rate interest and any Prepayment Premium.

                           (h) Prepayment Premium. Upon any repayment or
prepayment of the Principal Indebtedness, including, without limitation, in connection with an acceleration of the

Loan, but excluding a prepayment made in connection with Section 2.6(b) or (e) hereof, Borrower shall pay to Lender on the date of such repayment, prepayment or acceleration of the Loan the Prepayment Premium applicable thereto. All Prepayment Premium payments hereunder shall be deemed earned by Lender upon the funding of the Loan.

         Section 2.6 Prepayment

                           (a) Provided that no Event of Default has occurred
and is continuing hereunder, Borrower may prepay the Indebtedness in full (or in part solely in connection with the consummation of a Partial Release) at any time after October 1, 2005, provided that (i) simultaneously therewith, the applicable Mortgage Borrower shall make a prepayment of principal of the Mortgage Loan pursuant to the terms of and in accordance with Section 2.6 of the Mortgage Loan Agreement, (ii) such prepayment of Indebtedness shall bear the same proportion to the Principal Amount of the Loan immediately prior to such payment as the prepayment of the Mortgage Loan bears to the principal amount of the Mortgage Loan prior to such prepayment, and (iii) in the event that such prepayment is not on a Payment Date, simultaneously therewith, Borrower pays to Lender all interest accrued on the amount of the Loan prepaid through the last day of the Interest Accrual Period during which such prepayment occurs.

                           (b) At any time during the term of the Loan, if any
Mortgage Borrower is required by Mortgage Lender under the provisions of any Mortgage to prepay the Mortgage Loan or any portion thereof in the event of damage to or destruction of, or a Taking of any Individual Property, Borrower shall cause such Mortgage Borrower to pay any Insurance Proceeds or Condemnation Proceeds in the following manner and order of priority (i) first, to prepay the Mortgage Loan to the full extent of the Insurance Proceeds or the Condemnation Proceeds, as applicable, to the extent of the Allocated Loan Amount (as defined in the Mortgage Loan Agreement) for the applicable Individual Property, (ii) second, to prepay the Loan to the full extent of the Allocated Mezzanine Loan Amount for the applicable Individual Property, (iii) third, to Lender and Mortgage Lender pro rata to prepay the Loan and the Mortgage Loan to the extent of the positive difference between the sum of the Release Price and the Mortgage Loan Release Price for such Individual Property and the combined Allocated Loan Amount for the Loan and the Mortgage Loan for such Individual Property, and (iv) to Mortgage Borrowers.

                           (c) All prepayments of the Indebtedness made pursuant
to this Section shall be applied by Lender in accordance with the provisions of
Section 2.7.

                           (d) Borrower shall not be permitted at any time to
prepay all or any part of the Loan, except as expressly provided in this Section
2.6 and 2.15.

                           (e) Intentionally Omitted.

                           (f) Intentionally Omitted.

                           (g) Intentionally Omitted.

                           (h) In the event that the Mortgage Loan is paid in
full at any time prior to the Maturity Date of the Loan, the Indebtedness shall then be immediately due and payable regardless of the Maturity Date of the Loan.

         Section 2.7 Application of Payments.

                  At all times, all proceeds of repayment, including without limitation any payment or recovery on the Pledged Collateral and any prepayments on the Loan, shall be applied to the Note and to such amounts payable by Borrower under the Loan Documents in such order and in such manner as Lender shall elect in Lender's discretion.

         Section 2.8 Payment of Debt Service, Method and Place of Payment.

                           (a) Except as otherwise specifically provided herein,
all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due, and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

                           (b) All payments made by Borrower hereunder or by
Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

         Section 2.9 Taxes; Funding Losses; Changes in Law.

                           (a) All payments made by Borrower under this
Agreement and under the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities, collectively, "Applicable Taxes"). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) Borrower shall make all such required deductions, (ii) the sum payable to Lender shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(a)), Lender receives an amount equal to the sum Lender would have received had no such deductions been made and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law. Payments made pursuant to this Section 2.9(a) shall be made within ten (10) Business Days after Lender makes written demand therefor.

                           (b) Borrower shall pay to Lender all Funding Losses
incurred from time to time by Lender upon demand. Lender shall deliver to Borrower a statement for any such sums to which Lender is entitled to receive pursuant to this Section 2.9(b), which statement shall be binding and conclusive absent manifest error. Payment of Funding Losses hereunder shall be in addition to any obligation to pay a Prepayment Premium in circumstances where such Prepayment Premium would be due and owing.

         Section 2.10 Extension Options. Borrower has the right to extend the term of the Loan for three additional terms of twelve (12) months each (each, an "Extension Term"), with the first additional term ("First Extension Term") having a maturity date that is the date that is the twelfth Payment Date following the Initial Maturity Date ("First Extended Maturity Date"), the second additional term ("Second Extension Term") having a maturity date that is the date that is the twelfth Payment Date following the First Extended Maturity Date ("Second Extended Maturity Date") and the third additional term ("Third Extension Term") having a maturity date that is the date that is the twelfth Payment Date following the Second Extended Maturity Date "(Third Extended Maturity Date"). Borrower shall exercise the right to exercise any extension option under this Section 2.10 by giving Lender notice of such election at least ninety (90) days prior to (i) the Initial Maturity Date, in the case of exercising the option to extend the term of the Loan to the First Extended Maturity Date, (ii) the First Extended Maturity Date, in the case of exercising the option to extend the term of the Loan to the Second Extended Maturity Date and (ii) the Second Extended Maturity Date, in the case of the option to extend the term of the Loan to the Third Extended Maturity Date. Upon receipt of any such request by Borrower to extend the term of the Loan, Lender will notify Borrower whether or not the term of the Loan will be so extended, which extension shall be granted upon satisfaction of each of the following conditions in Lender's sole discretion:

                           (a) No Event of Default exists as of the date of
Borrower's extension option election notice to Lender and as of the Initial Maturity Date the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, and Borrower delivers Lender an Officer's Certificate confirming same;

                           (b) No Mortgage Loan Event of Default exists as of
the date of Borrower's extension option election notice to Lender and as of the Initial Maturity Date, the First Extended Maturity Date, or the Second Extended Maturity Date, as applicable, and the Borrower delivers to Lender an Officer's Certificate confirming same;

                           (c) On or prior to the Initial Maturity Date, the
First Extended Maturity Date, or the Second Extended Maturity Date, as applicable, Borrower either (A) extends the term of the Initial Interest Rate Cap Agreement to a date not earlier than the First Extended Maturity Date, the Second Extended Maturity Date or the Third Extended Maturity Date , as applicable, or (B) obtains an Extension Interest Rate Cap Agreement for the applicable Extension Term with a LIBOR Rate strike price equal to the Strike Price, and collaterally assigned such Extension Interest Rate Cap Agreement to Lender pursuant to an assignment of interest rate cap agreement in the same form as the Interest Rate Cap; and

                           (d) intentionally omitted;

                           (e) in each case, the Maturity Date under, and as
defined in, the Mortgage Loan Agreement is contemporaneously extended to the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, and Borrower shall provide Lender copies of any and all notice and correspondence relating to Borrower's exercise of its extension options under the Mortgage Loan Agreement;

                  If any of the foregoing conditions are not satisfied in Lender's sole discretion, Lender shall have no obligation to extend the term of the Loan. Upon Borrower's exercise of its rights under this Section 2.10 and Lender's extension of the term of the Loan in connection therewith, the defined term "Maturity Date" shall be deemed to be the First Extended Maturity Date, the Second Extended Maturity Date or the Third Extended Maturity Date, as applicable.

         Section 2.11 Central Cash Management.

                           (a) Borrower shall cause Mortgage Borrower to comply
with Section 2.11 and Section 2.12 of the Mortgage Loan Agreement.

                           (b) On or before the Closing Date, Lender shall
establish and maintain with Deposit Account Bank a collection account (the "Deposit Account"), which shall be an Eligible Account with a separate and unique identification number and entitled "[_______________]". Subject to the terms of Section 2.11(d)(vii) of the Mortgage Loan Agreement, an amount equal to the scheduled monthly interest payment portion of Debt Service shall be deposited into the Deposit Account and pursuant to Section 2.11(d)(x) of the Mortgage Loan Agreement, all amounts then remaining in the Cash Collateral Account shall be deposited into the Deposit Account. Borrower shall not have any right to withdraw money from the Deposit Account, which shall be under the sole dominion and the "control," within the meaning of Sections 9-104 and 9-106 of the UCC, of Lender. Any such funds held by Borrower prior to deposit into the Deposit Account shall be held in trust for the benefit of Lender.

                           (c) Establishment of Sub-Accounts. The Deposit
Account shall contain a Debt Service Payment Sub-Account and a Cash Management Fee Sub-Account, each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.

                           (d) Monthly Funding of Sub-Accounts. During each
Interest Accrual Period and, except as provided below, during the term of the Loan commencing with the Interest Accrual Period in which the Closing Date occurs (each, the "Current Interest Accrual Period"), Lender shall allocate all funds then on deposit in the Deposit Account among the Sub-Accounts as follows and in the following priority:

                                    (i) first, to the Debt Service Payment
         Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date immediately after the Current Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account; and

                                    (ii) second, funds sufficient to pay the
         amounts then due Deposit Account Bank shall be deposited in the Cash Management Fee Sub-Account; and

                                    (iii) third, provided that (i) no Event of
         Default has occurred and is continuing, and (ii) Lender has received all financial information described in Section 5.1(P) for the most recent periods for which the same are due, Lender agrees that in each Current Interest Accrual Period any amounts deposited into or remaining in the Deposit Account after the minimum amounts set forth in clauses
         (i) and (ii), above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto shall be disbursed by Lender on a weekly basis at Borrower's expense, to such account that Borrower may request in writing. Lender and its agents shall not be responsible for monitoring Borrower's use of any funds disbursed from the Deposit Account or any of the Sub-Accounts. If an Event of Default has occurred and is continuing, any amounts deposited into or remaining in the Deposit Account shall be for the account of Lender and may be withdrawn by Lender to be applied in any manner as Lender may elect in Lender's discretion.

                  If an Event of Default has occurred and exists or if on any Payment Date the balance in any Sub-Account is insufficient to make the required payment due from such Sub-Account, Lender may, in its sole discretion, in addition to any other rights and remedies available hereunder, withdraw funds from any other Sub-Account to (a) pay such deficiency or (b) apply to payment of the Indebtedness. If Lender elects to apply funds of any such Sub-Account to pay any Required Debt Service Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within five (5) days after notice of such withdrawal, an Event of Default shall exist hereunder.

                           (e) Payment of Debt Service and Deposit Account Bank
Fees.

                                    (i) Payment of Debt Service. At or before
         12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer to Lender's own account from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for the applicable Payment Date. Borrower shall be deemed to have timely made the Required Debt Service Payment regardless of the time Lender makes such transfer as long as sufficient funds are on deposit in the Debt Service Payment Sub-Account at 12:00 noon, New York City time on the applicable Payment Date. At all times after such Payment Date Lender may, at its option, transfer amounts in the Debt Service Payment Sub-Account to Lender's own account, provided that Borrower shall receive credit against the Required Debt Service Payment in the amounts so transferred to Lender such that in any given Current Interest Accrual Period Borrower shall not be required to deposit into the Debt Service Payment Sub-Account any amounts in excess of the aggregate amount of the Required Debt Service Payment for such Current Interest Accrual Period.

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

                                    (ii) Payment of Deposit Account Bank Fees.
         Not more frequently than once each Interest Accrual Period, Lender shall transfer to the Deposit Account Bank an amount equal to the amount of the monthly fee payable to the Deposit Account Bank under the Deposit Account Agreement.

                           (f) Permitted Investments. Upon the written request
of Borrower, which request may be made once per Interest Accrual Period, Lender shall direct the Deposit Account Bank to invest and reinvest any balance in the Deposit Account from time to time in Permitted Investments as instructed by Borrower; provided, however, that: (i) if Borrower fails to so instruct Lender, or if a Default or an Event of Default shall have occurred and is continuing, Lender shall direct the Deposit Account Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in Lender's discretion; (ii) the maturities of the Permitted Investments on deposit in the Deposit Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Sub-Accounts must be made; (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender; (iv) no Permitted Investment shall be made unless Lender shall retain a first priority perfected Lien in such Permitted Investment and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken; (v) Lender shall only be required to follow the written investment instructions which were most recently received by Lender and Borrower shall be bound by such last received investment instructions; and (vi) any request from Borrower containing investment instructions shall contain an Officer's Certificate from Borrower (which may conclusively relied upon by Lender and its agents) that any such investments constitute Permitted Investments. It is the intention of the parties hereto that all amounts deposited in the Deposit Account shall at all times be invested in Permitted Investments. All funds in the Deposit Account that are invested in a Permitted Investment are deemed to be held in such Deposit Account for all purposes of this Agreement and the other Loan Documents. Lender shall have no liability for any loss in investments of funds in the Deposit Account that are invested in Permitted Investments (unless invested contrary to Borrower's request other than after the occurrence of a Default or an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Deposit Account and each Sub-Account, as the case may be. Borrower and Lender agree that Borrower shall include all such earnings and losses (other than those for Lender's account in accordance with the immediately preceding sentence) on the Deposit Account as income of Borrower for federal and applicable state tax purposes. Borrower shall be responsible for any and all fees, costs and expenses with respect to Permitted Investments.

                           (g) Interest on Accounts. All interest paid or other
earnings on the Permitted Investments made hereunder shall be income of the Borrower and applied in the manner and priority set forth in Section 2.11(d) hereof.

                           (h) Termination of Central Cash Management. The
obligations of Borrower under Section 2.11 and Section 2.12 to maintain and fund the Deposit Account shall terminate in their entirety and be of no further force or effect upon the satisfaction of each of the following conditions: (i) no Default or Event of Default shall have occurred and be continuing;

(ii) the release by Lender of its liens on the Pledged Collateral in accordance with the provisions of this Agreement and the other Loan Documents; and (iii) Borrower's receipt of Lender's written acknowledgment that the conditions described in (i) and (ii) above have been satisfied to Lender's satisfaction.

                           (i) Senior Loan Accounts. Notwithstanding anything to
the contrary contained in this Agreement, if at any time and for any reason (including, without limitation, the satisfaction of the Mortgage Loan), the Mortgage Borrowers are no longer maintaining any of the accounts or Sub-Accounts (as defined in the Mortgage Loan Agreement) that it is required to maintain under and in accordance with the terms of the Mortgage Loan Documents, (i) Borrower shall be required to promptly establish and maintain with Lender and for the benefit of Lender reserves in replacement and substitution thereof, which substitute reserves shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents with respect to the accounts and Sub-Accounts (as defined in the Mortgage Loan Agreement) being replaced and be otherwise reasonably satisfactory to Lender, and Borrower shall, and shall cause each Mortgage Borrower to acknowledge and agree to the amendments to this Agreement relating to such substitution to cash management provided such amendments are substantially similar to those contained in the Mortgage Loan Agreement; and (ii) to the extent agreed to by Mortgage Lender under the Mortgage Loan Documents, Borrower shall or shall cause Mortgage Lender to remit to Lender any funds from accounts or Sub-Accounts (as defined in the Mortgage Loan Agreement) that were remaining in such reserves at the time of the termination of such reserves for the purpose of funding the equivalent substitute reserves.

         Section 2.12. Security Agreement.

                           (a) Pledge of Accounts. To secure the full and
punctual payment and performance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Lender and grants to Lender a first priority and continuing Lien on and security interest in and to the Account Collateral.

                           (b) Instructions and Agreements. On or before the
Closing Date, Borrower and the Deposit Account Bank will execute and deliver a Deposit Account Agreement in form and substance satisfactory to Lender in Lender's discretion (the "Deposit Account Agreement"). Borrower agrees that prior to the payment in full of the Indebtedness, the Deposit Account Agreement shall be irrevocable by Borrower without the prior written consent of Lender.

                           (c) Financing Statements; Further Assurances.
Borrower hereby authorizes Lender to file a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Lender's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby, or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to, the Account Collateral.

                           (d) Transfers and Other Liens. Borrower agrees that
it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof and of the other Loan Documents, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

                           (e) Lender's Reasonable Care. Beyond the exercise of
reasonable care in the custody thereof, Lender shall not have any duty as to any Account Collateral or any income thereon in Lender's possession or control or in the possession or control of any agents for, or of Lender, or the preservation of rights against any Person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in Lender's possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords Lender's own property, it being understood that Lender shall not be liable or responsible for
(i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Lender's acknowledging receipt of, any wire transfer from the Deposit Account Bank or (ii) any loss, damage or diminution in value by reason of the act or omission of Lender, or Lender's agents, employees or bailees, except for any loss, damage or diminution in value resulting from the gross negligence, fraud or willful misconduct of Lender, its agents or employees.

                           (f) Lender Appointed Attorney-In-Fact. Borrower
hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

                           (g) Continuing Security Interest; Termination. This
Section shall create a continuing pledge of, Lien on and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, Borrower shall be entitled to the return, upon Borrower's written request and at Borrower's expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Lender shall execute such instruments and documents as may be reasonably requested by Borrower in writing to evidence such termination and the release of the pledge and Lien hereof, provided, however, that Borrower shall pay on demand all of Lender's expenses in connection therewith.

         Section 2.13. Secondary Market Transactions.

                           (a) Borrower hereby acknowledges that Lender may in
one or more transactions (i) sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which securities may be rated by one or more of the Rating Agencies, (ii) sell or otherwise transfer the Loan or any portion thereof one or more times, (iii) sell participation interests (including without limitation, senior and subordinate participation interests) in the Loan one or more times, (iv) re-securitize the securities issued in connection with any securitization, or (v) further divide the Loan into more separate notes or components, or change the principal balances (but not increase the aggregate principal balance) or interest rates of such notes (including, without limitation, senior and subordinate notes or components) (the transactions referred to in clauses (i) through (v), each a "Secondary Market Transaction" and collectively "Secondary Market Transactions").

                           (b) With respect to any Secondary Market Transaction
described in Section 2.13(a)(v) above, such notes or note components may be assigned different interest rates, so long as, at such time the weighted average of the relevant interest rates equals the LIBOR Interest Rate; provided, that after an Event of Default Borrower recognizes that, in the case of prepayments, the weighted average interest rate of the Loan may increase because Lender shall have the right to apply principal payments to one or more notes or components with lower rates of interest before applying principal payments to one or more notes or components with higher rates of interest and provided, further, that the principal balance of the Note shall not change. Lender shall have the same rights to sell or otherwise transfer, participate or securitize one or more of the divided, amended, modified or otherwise changed notes or components, individually or collectively, as Lender has with respect to the Loan.

                           (c) Borrower agrees that it shall cooperate with
Lender and use Borrower's commercially reasonable efforts to facilitate the consummation of each Secondary Market Transaction including, without limitation, by: (i) amending or causing the amendment of this Agreement and the other Loan Documents, and executing such additional documents, instruments and agreements including amendments to Borrower's organizational documents and preparing financial statements as requested by the Rating Agencies to conform the terms of the Loan to the terms of similar loans underlying completed or pending secondary market transactions having or seeking ratings similar to those then being sought in connection with the relevant Secondary Market Transaction; (ii) promptly and reasonably providing such information (including, without limitation, financial information) as may be requested in connection with the preparation of a private placement memorandum, prospectus or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (iii) providing in connection with each of (A) a preliminary and a final private placement memorandum or other offering documents or (B) a preliminary and final prospectus, as applicable, an indemnification certificate (x) certifying that Borrower has carefully examined such private placement memorandum, prospectus, registration statement or other offering document, as applicable, including, without limitation, the sections entitled "Special Considerations," "Description of the Mortgage Loan," "The Underlying Mortgaged Property," "The Manager," "Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections requested) insofar as they relate to Borrower, its Affiliates, the Loan or any Individual Property does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not be required to indemnify Lender for any losses relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such memorandum or prospectus, as applicable, and (y) indemnifying (i) Lender and each of its affiliates and their respective successors and assigns (including their respective officers, directors, partners, employees, attorneys, accountants, professionals and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, including Lender, an "Indemnified Party") and the (ii) party that has filed the registration statement relating to the Secondary Market Transaction (the "Registration Statement"), each of its directors and officers who have signed the Registration Statement and each Person that controls such Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collective, the "Underwriter Group"), for any losses, claims, damages, costs, expenses or liabilities (including, without limitation, all liabilities under all applicable federal and state securities laws) (collectively, the "Liabilities") to which any of them may become subject (a) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact relating to Borrower, its Affiliates, the Loan, any Individual Property, any Manager, the Mortgage Borrowers, the Mortgage Loan and Operating Lessee contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading or (b) as a result of any untrue statement of material fact in any of the financial statements of Borrower incorporated into any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities or the failure to include in such financial statements or in any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities any material fact relating to Borrower, its Affiliates, any Individual Property, the Loan, any Manager, the Mortgage Borrowers, the Mortgage Loan and the Operating Lessee necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (z) agreeing to reimburse the Indemnified Party and the Underwriter Group for any legal or other expenses reasonably incurred by the Indemnified Party and the Underwriter Group in connection with investigating or defending the Liabilities; (iv) causing to be rendered such customary opinion letters as shall be requested by the Rating Agencies for other secondary market or transactions having or seeking ratings comparable to that then being sought for the relevant Secondary Market Transaction; (v) making such representations, warranties and covenants, as may be reasonably requested by the Rating Agencies and comparable to those required in other secondary market transactions having or seeking the same rating as is then being sought for the Secondary Market Transaction; (vi) providing such information regarding the Collateral or the Pledged Collateral as may be reasonably requested by the Rating Agencies or otherwise required in connection with the formation of a REMIC; and (vii) providing any other information and materials required in the Secondary Market Transaction.

                           (d) Borrower agrees to participate and cooperate in
any meetings with the Rating Agencies or Investors, and providing any other information and materials reasonably required in the Secondary Market Transaction to make the certificates offered in such Secondary Market Transaction saleable in the secondary market and to obtain ratings from two or more rating agencies;

                           (e) Borrower acknowledges and agrees that the Lender
may, at any time on or after the Closing Date, assign its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee in Lender's discretion. Nothing herein shall in any way limit Lender's right to sell all or a portion of the Loan in a transaction which is not a Secondary Market Transaction.

                           (f) Lender shall reimburse Borrower for all
reasonable out-of-pocket costs incurred by the Borrower in connection with complying with their obligations set forth in this Section 2.13, provided, however that the Borrower shall remain responsible for all of Borrower's reasonable and customary legal and accounting fees not to exceed $10,000 and all indemnity and related obligations incurred by Borrower or its Affiliates.

                           (g) Notwithstanding anything to the contrary
contained herein or in any other Loan Document, Lender reserves the right to increase, decrease, or otherwise re-allocate the outstanding principal balances of any and all of the Mortgage Notes and the Note, and Borrower covenants and agrees to, and to cause the Mortgage Borrowers to execute amendments to the Note, this Agreement, and the other Loan Documents, the Mortgage Notes, the Mortgage Loan Documents and the Borrower's organizational documents reasonably requested by Lender or Mortgage Lender in connection with any such re-allocation, provided that such modification shall not (a) increase the aggregate outstanding principal balance of the Mortgage Notes and the Mezzanine Note, (b) increase the weighted average interest rate of the Loan and the Mortgage Loan existing on the date of such modification, (c) change the stated maturity date of the Loan as set forth herein, or (d) modify or amend any other economic or other term of the Loan.

         Section 2.14. Interest Rate Cap Agreement.

                           (a) On the Closing Date, Borrower shall obtain, and
thereafter maintain in effect, the Initial Interest Rate Cap Agreement, which shall be coterminous with the Initial Maturity Date and have a notional amount equal to the Loan Amount. The Initial Interest Rate Cap Agreement shall have a LIBOR strike rate equal to or less than the Strike Rate.

                           (b) If Borrower exercises any option to extend the
term of the Loan pursuant to Section 2.10, then on or prior to the commencement of the applicable Extension Term, Borrower shall obtain an Extension Interest Rate Cap Agreement having (x) a term coterminous with such Extension Term, (y) a notional amount at least equal to the Principal Indebtedness as of the first day of such Extension Term, and (z) a LIBOR strike rate equal to or less than the Strike Rate.

                           (c) Borrower shall collaterally assign to Lender
pursuant to the Rate Cap Pledge and Security Agreement all of its right, title and interest in any and all payments under each Interest Rate Cap Agreement and shall deliver to Lender an executed counterpart of such Rate Cap Pledge and Security Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty's execution of a separate acknowledgment to such Rate Cap Pledge and Security Agreement).

                           (d) Borrower shall comply with all of its obligations
under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into the Deposit Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights under the Rate Cap Pledge and Security Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder without Lender's reasonable consent (which consent may be conditioned on receipt of a Rating Agency Confirmation).

         Section 2.15. Partial Release. Provided that no Event of Default has occurred and is continuing under any of the Loan Documents, at any time after October 1, 2005, Borrower may cause each Mortgage Borrower to obtain the release of such Individual Property (a "Partial Release") from the lien of the applicable Mortgage (and other Loan Documents) and the release of such Mortgage Borrower's and Operating Lessee's ongoing obligations under the Mortgage Loan Documents with respect to such Individual Property (other than those expressly stated to survive) so long as all of the following conditions shall have been satisfied:

                           (a) Borrower has provided Lender with no less than
thirty (30) days, but no more than ninety (90) days, prior written notice of the applicable Mortgage Borrower's request to obtain a release of the applicable Individual Property;

                           (b) Lender shall have received a prepayment of the
Loan in an amount equal to the greater of (a) in the event that the Partial Release will result in an aggregate prepayment of five million, nine hundred fifty-two thousand, three hundred eighty dollars ($5,952,380) or less, 100% of the Allocated Mezzanine Loan Amount of the Individual Property sold or (b) in the event that the Partial Release will result in an aggregate prepayment of greater than five million, nine hundred fifty-two thousand, three hundred eighty dollars ($5,952,380), 115% of the Allocated Mezzanine Loan Amount for the Individual Property sold (either (a), or (b) the "Release Price"), which prepayment shall be accompanied by (i) all accrued and unpaid interest allocable to the portion of the Principal Indebtedness being prepaid as of the date of such prepayment, (ii) if such prepayment is not made on a Payment Date, the interest which would have accrued thereon to the next monthly Payment Date with respect to the amount prepaid, (iii) the applicable Yield Maintenance Premium on the Principal Indebtedness being prepaid pursuant to such Partial Release, and
(iv) any and all other sums due under the Loan Documents in connection with a partial prepayment of the Loan;

                           (c) Mortgage Lender shall have received a prepayment
of the Mortgage Loan simultaneously with the prepayment described in the immediately preceding subsection (b) equal to the Mortgage Loan Release Price;

                           (d) the applicable Mortgage Borrower shall have
complied with all of the terms and provisions regarding such Partial Release set forth in the Mortgage Loan Agreement, the applicable Mortgage and the other Mortgage Loan Documents;

                           (e) the requirements of Section 2.15(f) of the
Mortgage Loan Agreement with respect to the required Debt Service Coverage Ratio for the remaining Individual Properties shall be satisfied, and Borrower shall deliver to Lender an Officer's Certificate confirming same;

                           (f) Borrower shall execute (i) amendments to the Loan
Documents to the extent necessary (as determined by Lender in its reasonable discretion to document and reflect the Partial Release);

                           (g) Lender shall have received reimbursement in full
of all of Lender's fees, costs and expenses, including without limitation, reasonable legal counsel fees and disbursements incurred in connection with the Partial Release, and the review and approval of all documents and information required to be delivered in connection therewith; and

         In the event that Borrower shall cause any Mortgage Borrower to obtain a Partial Release of its applicable Individual Property pursuant to the terms and conditions of this Section 2.15, Borrower may, upon its request, obtain a release of the lien upon the portion of the Pledged Equity applicable to such Mortgage Borrower, and Lender shall, upon Borrower's request and at Borrower's sole cost and expense, (a) execute such releases and other documentation as may be reasonably necessary to effect such release, and (b) promptly return to Borrower the Certificates applicable to such Mortgage Borrower.

                                   ARTICLE 3.

                              CONDITIONS PRECEDENT

         Section 3.1. Conditions Precedent to the Making of the Loan.

                           (a) As a condition precedent to the making of the
Loan, Borrower shall have satisfied the following conditions (unless waived by Lender in accordance with Section 8.4) on or before the Closing Date:

                                    (A) Loan Documents.

                                             (i) Loan Agreement. Borrower shall
         have executed and delivered this Agreement to Lender.

                                             (ii) Note. Borrower shall have
         executed and delivered to Lender the Note.

                                             (iii) Interest Rate Cap Agreement.
         Borrower shall have delivered to Lender the Interest Rate Cap Agreement in a form acceptable to Lender form an Acceptable Counterparty.

                                             (iv) Mezzanine Loan Documents.
         Borrower and Guarantor, as applicable, shall have executed and delivered to Lender the Pledge Agreement, the Environmental Guaranty, the PIP Guaranty, the Manager's Subordination Agreement and all other Loan Documents.

                                             (v) Financing Statements. Borrower
         and its partners or members (and their shareholders), as applicable, shall have authorized Lender to file all financing statements required by Lender and such financing statements shall have been irrevocably delivered to an authorized title agent for the Title Company in the appropriate filing offices in each of the appropriate jurisdictions.

                                             (vi) Manager's Subordination. Each
         Manager and Borrower shall have executed and delivered to Lender the Manager's Subordinations.

                                             (vii) Franchisor Subordinations.
         The Borrower shall have delivered to Lender (1) certified copies of each Franchise Agreement and (2) the Franchisor's Subordinations.

                                             (viii) Subordination, Attornment
         and Security Agreement. Operating Lessee and each applicable Borrower shall have executed and delivered to Lender (1) a certified copy of each Operating Lease, and (2) each applicable Subordination, Attornment and Security Agreement.

                                             (ix) Environmental Guaranty.
         Borrower shall have executed and delivered to Lender the Environmental Guaranty.

                                             (x) PIP Guaranty. Guarantor shall
         have executed the PIP Guaranty.

                                             (xi) Deposit Account Agreement.
         Borrower and Deposit Account Bank shall have executed and delivered the Deposit Account Agreement and shall have delivered an executed copy of such Deposit to Lender.

                                             (xii) REA Estoppels. Borrower shall
         have delivered to Lender an executed REA estoppel letter, which shall be in form and substance satisfactory to Lender, from each party to any REA required by Lender with respect to any Individual Property.

                                             (xiii) Ashford TRS Corporation
         shall have executed and delivered to Lender the TRS Pledge Agreement;

                                             (xiv) Borrower, Ashford TRS
         Corporation and Operating Lessee shall have executed and delivered the TRS Recognition Agreement.

                                    (B) Opinions of Counsel. Lender shall have
received from counsel satisfactory to Lender, legal opinions in form and substance satisfactory to Lender in Lender's discretion (including, without limitation, a bankruptcy opinion). All such legal opinions will be addressed to Lender and the Rating Agencies, dated as of the Closing Date, and in form and substance satisfactory to Lender, the Rating Agencies and their counsel. Borrower hereby instructs any of the foregoing counsel, to the extent that such counsel represents Borrower, to deliver to Lender such opinions addressed to Lender and the Rating Agencies.

                                    (C) Secretary's Certificates and SPE Equity
Owner's Certificate. Lender shall have received a Secretary's Certificate acceptable to Lender with respect to Borrower's managing equity owner and each Remington Manager and the SPE Equity Owner's Certificate with respect to Borrower.

                                    (D) Insurance. Lender shall have received
certificates of insurance demonstrating insurance coverage in respect of each Individual Property as required by and in accordance with the Mortgages.

                                    (E) Lien Search Reports. Lender shall have
received satisfactory reports of UCC (collectively, the "UCC Searches"), federal tax lien, bankruptcy, state tax lien, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Lender. Such searches shall have been received in relation to Borrower, each Mortgage Borrower, the Operating Lessee, and each Manager. Such searches shall have been conducted in each of the locations designated by Lender in Lender's reasonable discretion and shall have been dated not more than fifteen (15) days prior to the Closing Date.

                                    (F) Title Insurance Policy. Lender shall
have received (i) a Title Insurance Policy for each Individual Property or a marked-up commitment (in form and substance satisfactory to Lender) from Title Insurer to issue a Title Insurance Policy, for each Individual Property and (ii) a fully executed copy of the Title Instruction Letter from the Title Insurer and
(iii) an "Eagle 9" or such similar UCC title insurance policy insuring the perfection of the pledge of the Pledged Collateral in form and substance acceptable to Lender.

                                    (G) Environmental Matters. Lender shall have
received the Environmental Report with respect to each Individual Property.

                                    (H) Consents, Licenses, Approvals. Lender
shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower under, and the validity and enforceability of, the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

                                    (I) Additional Matters. Lender shall have
received such other Permits, certificates (including certificates of occupancy reflecting the permitted uses of the

Individual Properties as of the Closing Date), opinions, documents and instruments (including, without limitation, written proof from the appropriate Governmental Authority regarding the zoning of each Individual Property in form and substance satisfactory to Lender in Lender's discretion) relating to the Loan as may be required by Lender and all other documents and all legal matters in connection with the Loan shall be satisfactory in form and substance to Lender. Borrower shall provide Lender with information reasonably satisfactory to Lender regarding the Basic Carrying Costs on or before the Closing Date.

                                    (J) Representations and Warranties. The
representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects.

                                    (K) No Injunction. No law or regulation
shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no litigation shall be pending or threatened, which in the judgment of Lender would have a Material Adverse Effect.

                                    (L) Survey. Lender shall have received a
Survey for each Individual Property.

                                    (M) Engineering Report. Lender shall have
received an Engineering Report for each Individual Property.

                                    (N) Appraisal. Lender shall have received an
Appraisal satisfactory to Lender with respect to each Individual Property which shall be (i) prepared by an Appraiser approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

                                    (O) Security Deposits. Each Mortgage
Borrower shall be in compliance with all applicable Legal Requirements relating to all security deposits held for any Leases.

                                    (P) Service Contracts and Permits. Borrower
shall have delivered to Lender true, correct and complete copies of all material contracts and Permits relating to each Individual Property.

                                    (Q) Site Inspection. Unless waived by Lender
in accordance with Section 8.4, Lender shall have performed, or caused to be performed on its behalf, an on-site due diligence review of each Individual Property to be acquired or refinanced with the Mortgage Loan, the results of which shall be satisfactory to Lender in Lender's discretion.

                                    (R) Use. Each Individual Property shall be
operating and operated only as a hotel of the same class and in a similar manner as each such Individual Property is operated on the Closing Date.

                                    (S) Financial Information. Lender shall have
received all financial information (which financial information shall be satisfactory to Lender in Lender's discretion) relating to each Individual Property including, without limitation, audited financial statements of Borrower, each Mortgage Borrower and Operating Lessee for the calendar year ending December 31, 2003 and other financial reports requested by Lender in Lender's reasonable discretion. Such financial information shall be (i) prepared by an accounting firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

                                    (T) Management Agreement. Lender shall have
received each Management Agreement.

                                    (U) Leases; Tenant Estoppels; Subordination,
Nondisturbance and Attornment Agreements. With respect to each Individual Property, Borrower shall have delivered a true, complete and correct rent roll and a copy of each of the Leases identified in such rent roll, and each Lease shall be satisfactory to Lender in Lender's reasonable discretion.

                                    (V) Subdivision. Evidence satisfactory to
Lender (including title endorsements) that the Land relating to each Individual Property constitutes a separate lot for conveyance and real estate tax assessment purposes.

                                    (W) Transaction Costs. Borrower shall have
paid or caused to be paid all Transaction Costs.

                                    (X) Ground Lease. Borrower shall have
delivered to Lender (1) certified copy of the Ground Lease, and (2) an executed estoppel certificate in form and substance acceptable to Lender from the lessor under the Ground Lease.

                           (b) Lender shall not be obligated to make the Loan
unless and until each of the applicable conditions precedent set forth in this
Section 3.1 is satisfied and until Borrower provides any other information reasonably required by Lender.

                           (c) In connection with the Loan, Borrower shall
execute and/or deliver to Lender all additions, amendments, modifications and supplements to the items set forth in this Article III, including, without limitation, amendments, modifications and supplements to the Note, the Pledge Agreement, the TRS Pledge Agreement and the Manager's Subordinations if reasonably requested by Lender to effectuate the provisions hereof, and to provide Lender with the full benefit of the security intended to be provided under the Loan Documents. Without in any way limiting the foregoing, such additions, modifications and supplements shall include those deemed reasonably desirable by Lender's counsel in the jurisdiction in which the applicable Individual Property is located.

                           (d) The making of the Loan shall constitute, without
the necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Borrower to Lender that all of the applicable conditions to be satisfied in connection with the making of the Loan have been satisfied (unless waived by Lender in accordance with Section 8.4, or otherwise made known to Lender by Borrower) and that all of the representations and warranties of Borrower set forth in the Loan Documents are true and correct as of the date of the making of the Loan.

         Section 3.2. Form of Loan Documents and Related Matters.

                  The Loan Documents and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender, and shall be in form and substance satisfactory to Lender.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties of Borrower. Borrower represents, warrants and covenants as follows as to Borrower, each Mortgage Borrower, Guarantor, Operating Lessee, the Pledged Collateral and all Individual Properties, as applicable:

                                    (A) Organization. Each of Borrower, each
Mortgage Borrower and Operating Lessee (i) is a duly organized and validly existing Entity in good standing under the laws of the State of its formation,
(ii) is duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the applicable Individual Properties or any of the Collateral or the Pledged Collateral, as applicable, makes such qualification necessary or desirable, (iii) has the requisite Entity power and authority to carry on its business as now being conducted, and (iv) has the requisite Entity power to execute and deliver, and perform its obligations under, the Loan Documents, as applicable.

                                    (B) Authorization. The execution and
delivery by Borrower, Guarantor, Ashford TRS Corporation, and the Operating Lessee of the Loan Documents to which it is a party, Borrower's, Guarantor's, Ashford TRS Corporation's and Operating Lessee's performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Loan Documents (i) have been duly authorized by all requisite Entity action on the part of Borrower, Guarantor, Ashford TRS Corporation and Operating Lessee, (ii) will not violate any provision of any applicable Legal Requirements, any order, writ, decree, injunction or demand of any court or other Governmental Authority, any organizational document of Borrower, Guarantor, Ashford TRS Corporation or Operating Lessee or any indenture or agreement or other instrument to which Borrower or Operating Lessee is a party or by which Borrower, Guarantor, Ashford TRS Corporation or Operating Lessee is bound except, with respect to violations of any such indentures, agreements or other instruments, where such violation would not have a Material Adverse Effect, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower, Guarantor, Ashford TRS Corporation or Operating Lessee pursuant to, any indenture or agreement or instrument, and (iv) have been duly executed and delivered by Borrower, Guarantor, Ashford TRS Corporation or Operating Lessee, as applicable. Except for those obtained or filed on or prior to the Closing Date, none of Borrower, Guarantor, Ashford TRS Corporation or Operating Lessee is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which Borrower, , Guarantor, Ashford TRS Corporation Operating Lessee or any Manager is a party have been executed and delivered by such parties.

                                    (C) Single-Purpose Entity.

                                             (i) Borrower has been, and will
         continue to be, a duly formed and existing Entity, and a Single-Purpose Entity.

                                             (ii) Each SPE Equity Owner at all
         times since its formation has been, and will continue to be, a duly formed and existing limited liability company or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity, is duly qualified as a foreign entity in each other jurisdiction in which the nature of its business or any of the Collateral or the Pledged Collateral makes such qualification necessary or desirable, and Borrower will take no action to cause any SPE Equity Owner not to be a duly formed and existing limited liability company in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity

                                             (iii) Borrower, each Mortgage
         Borrower, each SPE Equity Owner and Operating Lessee has been, and will continue to be, a duly formed and existing Entity, and a Single-Purpose Entity provided that certain of the Mortgage Borrowers identified on
         Schedule I (the "Pre-Existing Borrowers") were organized prior to the transactions contemplated herein, and they did not originally have covenants or undertakings with respect to the Special Purpose Entity criteria in their organizational documents and did not have Independent Directors. However, each Pre-Existing Borrower has certified that since organization it has never owned any property other than its current respective Individual Property, that it has engaged in no business other than the ownership and operation of its respective Individual Property, that it has timely paid all taxes, and that it has complied in all material respects with the Single-Purpose Entity criteria; except that certain of the Pre-Existing Borrowers had indebtedness secured by their respective Individual Property or allowed their Individual Property to secure obligations of an affiliate, but the related lender has executed a release, which includes an acknowledgement that such Pre-Existing Borrower's obligation to lender has been terminated and discharged in full, and that lender may not look to the Pre-Existing Borrower or its assets for satisfaction of the obligations of any affiliate of Ashford Hospitality Limited Partnership under the related credit facility.

                                             (iv) Each SPE Equity Owner at all
         times since its formation has been, and will continue to be, a duly formed and existing limited liability company or a limited partnership in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity, is duly qualified as a foreign entity in each other jurisdiction in which the nature of its business or any of the Collateral makes such qualification necessary or desirable, and Borrower will take no action to cause any SPE Equity Owner not to be a duly formed and existing limited liability company in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity.

                                    (D) Litigation. Except as disclosed on
Schedule 1 attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower, Guarantor, Ashford TRS Corporation, any SPE Equity Owner, Mortgage Borrower, Operating Lessee, any Manager, the Pledged Collateral or any Individual Property which, if determined against Borrower, Guarantor, Ashford TRS Corporation, SPE Equity Owner, Mortgage Borrower, Operating Lessee, Manager, the Pledged Collateral, or Individual Property could reasonably be expected to have a Material Adverse Effect.

                                    (E) Agreements. Neither Borrower, Guarantor,
Ashford TRS Corporation, nor any Mortgage Borrower or Operating Lessee is a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. No such party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which such party or the applicable Pledged Collateral or Individual Property is bound which could reasonably be expected to have a Material Adverse Effect.

                                    (F) No Bankruptcy Filing. Neither Borrower,
nor Borrower on behalf of any Mortgage Borrower, Guarantor, Ashford TRS Corporation, or Operating Lessee is contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such party's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against such party.

                                    (G) Full and Accurate Disclosure. No
statement of fact made by or on behalf of Borrower in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Borrower.

                                    (H) Management Agreements. Each Management
Agreement is valid, binding and enforceable and in full force and effect and has not been modified and there are no material defaults under any of them and nor has any event occurred that with the passage of time, the giving of notice or both would result to Borrower's knowledge (a) in such a material default under the terms of each Management Agreement with any Manager other than Remington Manager, and (b) with respect to any Management Agreement with Remington

Manager, has any event occurred that with the passage of time, the giving of notice or both would result in such a material default under the terms of such Management Agreement.

                                    (I) Compliance. Except as expressly
disclosed in the Engineering Reports, the Environmental Reports, the PZR zoning reports or the Surveys delivered to Lender by Borrower, each Individual Property and each of Mortgage Borrowers', each Manager's and each Operating Lessee's use thereof as a hotel and operations thereat comply in all material respects with all applicable Legal Requirements and all Insurance Requirements. Neither Borrower nor Mortgage Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

                                    (J) Other Debt and Obligations. Neither
Borrower nor Mortgage Borrower or Operating Lessee has any financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party is a party, or by which such party or each Individual Property or the Pledged Collateral is bound, other than (a) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of each Individual Property or the Pledged Collateral which are not evidenced by a promissory note and (1) with respect to Mortgage Borrower when aggregated with the unsecured trade payables of all Mortgage Borrowers and Operating Lessee, do not exceed a maximum amount of two and one-half percent (2.5%) of the Mortgage Indebtedness and are paid within sixty
(60) days of the date incurred and (2) with respect to Borrower and Bucks County Member LLC, do not exceed $10,000 and are paid within sixty (60) days of the date incurred, (unless same are being contested in accordance with the terms of this Agreement) and (c) obligations under the Mortgage Loan Documents and the Loan Documents, as applicable. Except for the Loan and the Mortgage Loan, neither Borrower nor Mortgage Borrower or Operating Lessee has borrowed or received other debt financing that has not been heretofore repaid in full and Borrower has no known material contingent liabilities.

                                    (K) ERISA. (a) Each Plan and, to the
knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which Borrower would be under an obligation to furnish a report to Lender under
Section 5.1(S).

                                                       (a) As of the date hereof
and throughout the term of the Loan (a) none of Borrower, Mortgage Borrower or Operating Lessee is or will be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, or a "plan," as defined in Section 4975(e)(1) of the Code, subject to Code Section 4975, (b) neither Borrower nor Mortgage Borrower or Operating Lessee is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, (c) none of the assets of Borrower, Mortgage Borrower or Operating Lessee constitutes or will constitute "plan assets" of one or more of any such plans under 29 C.F.R. Section 2510.3-101 or otherwise, and (d) transactions by or with

Borrower, Mortgage Borrower or Operating Lessee do not and will not violate state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans and such state statutes do not in any manner affect the ability of the Borrower, Mortgage Borrower or Operating Lessee to perform its obligations under the Loan Documents or the Mortgage Loan Documents, as applicable, or the ability of Lender or Mortgage Lender to enforce any and all of its rights under the this Agreement or the Mortgage Loan Agreement, as applicable.

                                    (L) Solvency. Borrower (i) has not entered
into this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated hereby and the agreements set forth herein, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than Borrower's probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

                                    (M) Not Foreign Person. Borrower is not a
"foreign person" within the meaning of Section 1445(f)(3) of the Code.

                                    (N) Investment Company Act; Public Utility
Holding Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                                    (O) No Defaults. No Event of Default, or to
Borrower's knowledge, Default, exists under or with respect to any Loan
Document.

                                    (P) Labor Matters. Borrower is not a party
to any collective bargaining agreements.

                                    (Q) Title to each Individual Property and
the Pledged Collateral. Each Mortgage Borrower owns good, indefeasible, marketable and insurable fee simple or leasehold title to the applicable Individual Property which it owns, free and clear of all Liens, other than the Permitted Encumbrances applicable to such Individual Property. There are no outstanding options to purchase or rights of are not likely to first refusal affecting any Individual Property. The Permitted Encumbrances do not and are not likely to materially and adversely affect (i) the ability of Mortgage Borrower to pay in full all sums due under the Mortgage Notes or any of its other obligations in a timely manner or (ii) the use of any Individual Property for the use currently being made thereof, the operation of such Individual Property as currently being operated or the value of any Individual Property. Borrower and Ashford TRS Corporation each owns the Pledged Collateral represented to be owned by it, free and clear of all Liens, except for the liens created under the Loan Documents. No Person other than Borrower or SPE Equity Owner owns any equity interests in Mortgage Borrower and no Person other than Borrower owns any membership interest in Bucks County Member LLC.

                                    (R) Use of Proceeds; Margin Regulations.
Borrower will use the proceeds of the Loan for the purposes described in Section
2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

                                    (S) Financial Information. All historical
financial data concerning Borrower, Mortgage Borrower, Operating Lessee, the Pledged Collateral and any Individual Property (including, without limitation all rent rolls and operating statements) that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of Borrower, Mortgage Borrower, Operating Lessee, the Pledged Collateral or any Individual Property, or in the results of operations of Borrower, Mortgage Borrower or Operating Lessee. Neither Borrower, Mortgage Borrower nor Operating Lessee, has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations, the Pledged Collateral or any Individual Property.

                                    (T) Condemnation. No Taking has been
commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

                                    (U) Utilities and Public Access. Each
Individual Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of such Individual Property for its current purpose. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of each Individual Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve each Individual Property either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for the full utilization of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of any Individual Property.

                                    (V) Environmental Compliance. Except as
disclosed in the Environmental Reports, Borrower represents, warrants and covenants, as to itself, Mortgage Borrower, Operating Lessee and its applicable Individual Property: (a) there are no Hazardous Substances or underground storage tanks in, on, or under such Individual Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) which do not require Remediation; (b) there are no past, present or threatened Releases of Hazardous Substances in, on, under, from or affecting any Individual Property which have not been fully Remediated in accordance with Environmental Law; (c) there is no Release or threat of any Release of Hazardous Substances which has or is migrating to any Individual Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property which has not been fully Remediated in accordance with Environmental Law; (e) Borrower does not know of, and neither Borrower, Mortgage Borrower or Operating Lessee has received, any written or oral notice or other communication from any Person (including but not limited to a governmental entity) relating to Hazardous Substances or the Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with any Individual Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from each Individual Property that is known to Borrower, Mortgage Borrower or Operating Lessee and that is contained in files and records of Borrower, Mortgage Borrower or Operating Lessee, including but not limited to any reports relating to Hazardous Substances in, on, under or from such Individual Property and/or to the environmental condition of each Individual Property.

                                    (W) No Joint Assessment; Separate Lots.
Mortgage Borrower has not and shall not suffer, permit or initiate the joint assessment of any applicable Individual Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of any Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to any Individual Property as a single lien. Each Individual Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

                                    (X) Assessments. Except as disclosed in the
Title Insurance Policy, there are no pending or, to the knowledge of Borrower, Mortgage proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor, to the knowledge of Borrower, Mortgage Borrower or Operating Lessee, are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

                                    (Y) Pledged Collateral. The Pledge Agreement
and the TRS Pledge Agreement each creates a valid and enforceable first priority Lien on the Pledged Collateral described therein, as security for the repayment of the Indebtedness. This Agreement creates a valid and enforceable first priority Lien on all Account Collateral. All Pledged Collateral in which a security interest can be perfected by the filing of a financing statement is subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of the Pledge Agreement or this Agreement to the extent governed by the UCC.

                                    (Z) Enforceability. The Loan Documents
executed by Borrower, Ashford TRS Corporation and Guarantor in connection with the Loan are the legal, valid and binding obligations of each such Entity, enforceable against each of Borrower, Ashford TRS Corporation and Guarantor in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.

                                    (AA) No Liabilities; No Contractual
Obligations. Borrower has no liabilities or obligations including, without limitation, Contingent Obligations (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

                                    (BB) No Prior Assignment. As of the Closing
Date, (i) Lender is the pledgee of Borrower's interest in the Pledged Collateral and (ii) there are no prior assignments of the Pledged Collateral.

                                    (CC) Certificate of Occupancy. Mortgage
Borrower and Operating Lessee have obtained (in their own name) all Permits necessary to use and operate the Individual Property for the use described in
Section 3.1(R), and all such Permits are in full force and effect. The use being made of each Individual Property is in conformity in all material respects with the certificate of occupancy and/or Permits for each such Individual Property and any other restrictions, covenants or conditions affecting each such Individual Property. Each such Individual Property contains all equipment necessary to use and operate each such Individual Property in a first-class manner.

                                    (DD) Flood Zone. Except as shown on a
Survey, no Individual Property is located in a flood hazard area as designated by the Federal Emergency Management Agency.

                                    (EE) Physical Condition. Except as disclosed
in an Engineering Report, each Individual Property is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

                                    (FF) Intellectual Property. All trademarks,
trade names and service marks owned by Borrower, Mortgage Borrower or Operating Lessee, or that are pending, or under which Borrower, Mortgage Borrower or Operating Lessee is licensed, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower, Mortgage Borrower or Operating Lessee as presently conducted or as Borrower, Mortgage Borrower or Operating Lessee contemplates conducting its business. Neither Borrower, Mortgage Borrower or Operating Lessee has infringed, is infringing, or has received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower, Mortgage Borrower or Operating Lessee.

                                    (GG) Intentionally Omitted.

                                    (HH) Title Insurance. Each Individual
Property is covered by either an American Land Title Association (ALTA) owner's title insurance policy, naming Lender as the insured party, or a commitment to issue such a title insurance policy, insuring fee or leasehold ownership of each Individual Property, which is in full force and effect and will inure to the benefit of Lender and any successor or assignee of Lender, including but not limited to the trustee in a securitization of the Loan, subject only to the Permitted Encumbrances.

                                    (II) Intentionally Omitted.

                                    (JJ) Leases. (a) Mortgage Borrower or
Operating Lessee is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are the valid, binding and enforceable obligations of the applicable Mortgage Borrower or Operating Lessee and the applicable tenant or lessee thereunder; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll statement delivered to and approved by Lender; (d) no Rents reserved in any Leases have been assigned or otherwise pledged or hypothecated; (e) no Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exists no offset or defense to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, expansion right, or any other similar provision; and (i) no Person has any possessory interest in, or right to occupy, any Individual Property except under and pursuant to a Lease.

                                    (KK) Bank Holding Company. Borrower is not a
"bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

                                    (LL) Embargoed Person. None of the funds or
other assets of Borrower, SPE Equity Owner, Mortgage Borrower or Operating Lessee constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. , and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in Borrower, SPE Equity Owner, Mortgage Borrower or Operating Lessee, as applicable (whether directly or indirectly), is prohibited by law or (ii) the Loan made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, SPE Equity Owner, Mortgage Borrower or Operating Lessee, as applicable (whether directly or indirectly), with the result that (i) the investment in Borrower, SPE Equity Owner, Mortgage Borrower or Operating Lessee, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law; and (c) none of the funds of Borrower, SPE Equity Owner, Mortgage Borrower or Operating Lessee, as applicable, have been derived from any unlawful activity with the result that (i) the investment in Borrower, SPE Equity Owner, Mortgage Borrower or Operating Lessee, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law.

                                    (MM) Illegal Activity. No portion of any of
each Individual Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.

                                    (NN) Compliance. No Borrower, Guarantor,
Operating Lessee, or Mortgage Borrower and, to the best of Borrower's knowledge after due and diligent inquiry, neither (a) any Person owning an interest in Borrower, SPE Equity Owner, Operating Lessee or Mortgage Borrower nor (b) each Manager or (c) any tenant at each Individual Property: (i) is currently identified on the OFAC List ("OFAC List"), and (ii) is a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Person Who Commit, Threaten to Commit, or Support Terrorism), and (iii) is not in violation of the U.S. Federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. part 103), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other anti-money laundering law. Each of Borrower, Mortgage Borrower and Operating Lessee has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

                                    (OO) Intentionally Omitted.

                                    (PP) Subsidiaries. Effective as of the
consummation of the transaction contemplated by this Agreement and the other Loan Documents, 100% of the membership interests in Borrower is owned by Ashford Hospitality Limited Partnership free and clear of all Liens (other than the Liens created by the Loan Documents) Borrower does not have any subsidiaries except Mortgage Borrower and SPE Equity Owner. Borrower does not own any equity interests other than the Pledged Collateral.

                                    (QQ) Franchise Agreements. Each Franchise
Agreement is in full force and effect, there is no material default thereunder by any party thereto and to the best of Borrower's and Operating Lessee's knowledge and except as set forth on Schedule 2 hereof, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder, and no fees under any Franchise Agreement are accrued and unpaid.

                                    (RR) Intentionally Omitted.

                                    (SS) Operating Budget. Attached hereto as
Exhibit H is a true, complete and correct copy of the operating budget for each Mortgage Borrower's or Operating Lessee's Individual Property for the period between the Closing Date and December 31, 2004, which Operating Budget has been approved by Lender pursuant to the terms of this Agreement.

                                    (TT) Property Improvement Plans. Attached
hereto as Exhibit I is (a) a true, complete and correct list of all property improvement plans or similar agreements affecting each Individual Property (each, a "Property Improvement Plan"), and (b) a true, complete and correct description of the amounts to be expended and time frames for required expenditure pursuant to each Property Improvement Plan.

                                    (UU) Organizational Chart. Attached hereto
as Exhibit L is a true, complete and correct copy of the Borrower's organizational chart.

         Section 4.2. Survival of Representations and Warranties.

                  Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Note and continue for so long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations, warranties and covenants set forth in Section 4.1(V), Section 4.1(LL), Section 4.1(NN) and Sections 5.1(D) through 5.1(G), inclusive, shall survive in perpetuity and shall not be subject to the exculpation provisions of Section
8.14. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. Without limiting any other provision of this Agreement, with respect to each Secondary Market Transaction, within 3 days of receipt of Lender's request, Borrower shall deliver to Lender a certification (a) remaking all of the representations and warranties contained in this Agreement as of the date of such Secondary Market Transaction, or (y) otherwise specifying any changes in or qualifications to such representations and warranties as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.

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

                                   ARTICLE 5.

                              AFFIRMATIVE COVENANTS

         Section 5.1. Borrower Covenants.

                  Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

                                    (A) Existence; Compliance with Legal
Requirements; Insurance. Borrower shall, and shall cause Mortgage Borrower to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its Entity existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all applicable Legal Requirements and Insurance Requirements applicable to such party, the Pledged Collateral and each Individual Property. Borrower shall notify Lender promptly of any written notice or order that Borrower, Mortgage Borrower or Operating Lessee receives from any Governmental Authority relating to Borrower's, Mortgage Borrower's or Operating Lessee's failure to comply with such applicable Legal Requirements relating to the Pledged Collateral or each Individual Property and promptly take any and all actions necessary to bring operations at each Individual Property into compliance with such applicable Legal Requirements (and shall fully comply with the requirements of such Legal Requirements that at any time are applicable to operations at each Individual Property) provided, that Borrower at its expense may, after prior notice to the Lender, contest, or cause Mortgage Borrower or Operating Lessee to contest, by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable Legal Requirements as long as (i) neither the applicable Collateral nor the Pledged Collateral or any part thereof or any interest therein, will be sold, forfeited or lost if Borrower, Mortgage Borrower or Operating Lessee pays the amount or satisfies the condition being contested, and Borrower, Mortgage Borrower or Operating Lessee would have the opportunity to do so, in the event of Borrower's, Mortgage Borrower's or Operating Lessee's failure to prevail in the contest, (ii) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability or criminal liability, and (iii) Borrower shall have furnished to the Lender additional security in respect of the claim being contested or the loss or damage that may result from Borrower's, Mortgage Borrower's or Operating Lessee's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the amount of such claim (reduced by the dollar amount of additional security furnished to the Mortgage Lender under the counterpart to this Section of the Mortgage Loan Agreement). Borrower shall at all times maintain, or cause Mortgage Borrower or Operating Lessee to maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the applicable Individual Properties in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto as more fully provided in the

Mortgages. Borrower shall cause Mortgage Borrower or Operating Lessee to keep their Individual Properties insured at all times, as provided in the Mortgages.

                                    (B) Impositions and Other Claims. Subject to
Section 2.11(e)(i)(x) of the Mortgage Loan Agreement, Borrower shall cause Mortgage Borrower or Operating Lessee to pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien on the Collateral, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages. Borrower shall pay and discharge or cause to be paid and discharged any and all amounts which could become a Lien on the Pledged Collateral unless being contested in good faith in a manner reasonably acceptable to Lender.

                                    (C) Litigation; Notices. Borrower shall give
prompt written notice to Lender of any litigation, arbitration or other proceedings or governmental investigation pending or threatened against Borrower, Mortgage Borrower or Operating Lessee which is reasonably likely to have a Material Adverse Effect.

                                    (D) Environmental.

                                             (i) Borrower covenants and agrees
         that: (a) all uses and operations on or of each Individual Property, whether by Borrower, Mortgage Borrower or Operating Lessee or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from any Individual Property; (c) there shall be no Hazardous Substances used, present or Released in, on, under or from any Individual Property, except those that are (i) in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereto; (ii) fully disclosed to Lender in writing; and (iii) which do not require Remediation, (d) Borrower shall cause Mortgage Borrower or Operating Lessee to keep each Individual Property free and clear of all Environmental Liens; (e) Borrower shall cause Mortgage Borrower or Operating Lessee to, at Mortgage Borrower's or Operating Lessee's sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 5.1(E) of this Agreement, including but not limited to providing all -------------- relevant information and making knowledgeable Persons available for interviews; (f) intentionally omitted; (g) Borrower shall cause Mortgage Borrower or Operating Lessee to, at Mortgage Borrower's or Operating Lessee's sole cost and expense, (i) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance or violation of Environmental Laws) in, on, under or from each Individual Property for which Remediation is legally required;
         (ii) comply with all Environmental Laws; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not permit Mortgage Borrower or Operating Lessee to do or allow any tenant or other user of any Individual Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off any

         Individual Property), impairs or may impair the value or marketability of any Individual Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to any Individual Property; (i) Borrower shall immediately notify Lender in writing of (A) any unlawful presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards any Individual Property; (B) any material non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or potential Environmental Lien;
         (D) any required Remediation of environmental conditions relating to any Individual Property required by Environmental Laws; and (E) any written notice or other communication of which Borrower, Mortgage Borrower or Operating Lessee becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Release, presence, or Release or threatened Release of Hazardous Substances in violation of Environmental Laws or the Remediation thereof, Law, other environmental conditions in connection with any Individual Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; and (j) without limiting the foregoing, upon becoming aware of the presence of or potential for Mold in violation of applicable Environmental Laws on any Individual Property, at its sole cost and expense Borrower shall cause Mortgage Borrower or Operating Lessee to
         (i) undertake or cause an investigation to identify the source(s) of such Mold, including any water intrusion, and develop and implement a plan for the Remediation of any Mold required under applicable Environmental Laws; (ii) perform, or cause to be performed, all acts required under applicable Environmental Laws for the Remediation of the Mold in a timely manner given the circumstances; (iii) properly dispose in accordance with all applicable Environmental Laws of any materials generated as a result of or in connection with the foregoing items (i) and (ii); and (iv) provide Lender with evidence of Mortgage Borrower's or Operating Lessee's compliance with the requirements of each of the foregoing to Lender's reasonable satisfaction.

                                    (E) Environmental Cooperation and Access. In
the event the Environmental Indemnified Parties have reason to believe that an environmental condition exists on any Individual Property that, in the discretion of the Lender, could endanger any tenants or other occupants of any Individual Property or their guests or the general public or materially and adversely affects the value of any Individual Property, upon reasonable notice from the Lender, Borrower shall cause Mortgage Borrower or Operating Lessee to at Mortgage Borrower's or Operating Lessee's sole cost and expense, promptly cause an engineer or consultant satisfactory to the Lender to conduct any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of Lender) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, further, that Borrower, Mortgage Borrower, Operating Lessee, the Environmental Indemnified Parties and any other Person designated by the Environmental Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon such Individual Property at all reasonable times (without materially interfering with the business conducted at the Individual Property) to assess any and all aspects of the environmental condition of each Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing (which shall be at Borrower's sole cost and expense if Borrower fails to conduct or deliver, or to be conducted or delivered, an assessment or audit as required pursuant to this Section), Borrower shall cooperate with and provide, and cause Mortgage Borrower and Operating Lessee to cooperate with and provide, the Environmental Indemnified Parties and any such Person designated by the Environmental Indemnified Parties with access to each Individual Property.

                                    (F) Environmental Indemnity. Borrower
covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Environmental Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Environmental Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (other than Losses imposed upon or incurred by or asserted against any Environmental Indemnified Parties to the extent that the Borrowers can prove that (a) such Losses were caused exclusively by the actions of Lender (or its successors in interest to the Pledged Collateral) occurring entirely after the date that Lender actually acquired title to the Pledged Collateral and (b) such Losses were not caused or occasioned by the actions or inactions of Borrower, any Mortgage Borrower, or any agent, employee, contractor of any of the foregoing prior to the time Lender acquires title to the Pledged Collateral, or Borrower, Manager or Operating Lessee or any agent, employee, contractor or Affiliate of any of the foregoing:
(a) any presence or use of any Hazardous Substances in, on, above, under, from or affecting any Individual Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under, from or affecting any Individual Property; (c) any activity by Borrower, Mortgage Borrower, Operating Lessee, any Person affiliated with Borrower, Mortgage Borrower or Operating Lessee or and any tenant or other user of such Individual Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from such Individual Property of or exposure to any Hazardous Substances at any time located in, under, on or above such Individual Property; (d) any activity by Borrower, Mortgage Borrower, Operating Lessee any Person affiliated with Borrower, Mortgage Borrower or Operating Lessee, and any tenant or other user of such Individual Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on, above or affecting such Individual Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with such Individual Property or operations thereon, including but not limited to any failure by Borrower, Mortgage Borrower, Operating Lessee, any Person affiliated with Borrower, Mortgage Borrower, or Operating Lessee and any tenant or other user of such

Individual Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Individual Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any Individual Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower, Mortgage Borrower, Operating Lessee or any Person affiliated with Borrower, Mortgage Borrower or Operating Lessee, and any tenant or other user of such Individual Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Borrower, Mortgage Borrower, Operating Lessee, any Person affiliated with any Borrower, Mortgage Borrower, or Operating Lessee and any tenant or other user of such Individual Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near such Individual Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement or any other Loan Document. IT IS EXPRESSLY ACKNOWLEDGED AND AGREED BY BORROWER THAT THE INDEMNITY (AND/OR THE RELEASE) CONTAINED IN THIS SECTION 5.1(F) PROTECTS LENDER FROM THE CONSEQUENCES OF LENDER'S ACTS OR OMISSIONS, INCLUDING WITHOUT LIMITATION, THE NEGLIGENT ACTS OR OMISSIONS OF LENDER TO THE EXTENT PERMITTED BY LAW; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO RELIEVE THE LENDER FROM LIABILITY DUE TO ITS GROSS NEGLIGENCE.

                                    (G) Duty to Defend. Upon written request by
any Environmental Indemnified Party, Borrower shall defend same (if requested by any Environmental Indemnified Party, in the name of the Environmental Indemnified Party) by attorneys and other professionals reasonably approved by the Environmental Indemnified Parties. Borrower shall, within five Business Days of receipt thereof by Borrower, Mortgage Borrower or Operating Lessee, give written notice to Lender of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting any Individual Property, and (ii) any legal action brought against any party or related to any Individual Property, with respect to which Borrower may have liability under this Agreement. Such notice shall comply with the provisions of Section 8.6 hereof.

                                    (H) PIP Performance. Borrower shall cause
the Mortgage Borrowers to comply with Section 5.1(w) of the Mortgage Loan Agreement.

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

                                    (I) Access to Property. Borrower shall, and
shall cause Mortgage Borrower and Operating Lessee to, permit agents, representatives and employees of Lender to inspect their Individual Properties or any part thereof at such reasonable times as may be requested by Lender upon reasonable advance written notice and without materially interfering with the business conducted at the Individual Property.

                                    (J) Notice of Default. Borrower shall
promptly advise Lender of any material adverse change in Borrower's, Mortgage Borrower's or Operating Lessee's condition, financial or otherwise, or of the occurrence of any Default or Event of Default.

                                    (K) Cooperate in Legal Proceedings. Except
with respect to any claim by Borrower against Lender, Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

                                    (L) Perform Loan Documents. Borrower shall
observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

                                    (M) Insurance Benefits; Condemnation Claims.

                                             (i) Generally. Borrower shall
         promptly notify Lender, in writing, of any actual or threatened Taking or of any casualty that damages or renders unusable any Individual Property or any part thereof and, except as otherwise provided below, shall cause the applicable Mortgage Borrower and Operating Lessee to promptly and diligently pursue Mortgage Borrower's or Operating Lessee's claim for Condemnation Proceeds or Insurance Proceeds, as applicable. Borrower shall not and shall not permit any Mortgage Borrower or Operating Lessee to make any agreement in lieu of Taking or accept any Condemnation Proceeds without Lender's prior written consent. Borrower shall not and shall not permit any Mortgage Borrower or Operating Lessee to accept any settlement of Insurance Proceeds with respect to a casualty without Lender's prior written consent. If requested by Lender, Borrower agrees to provide copies to Lender of all notices or filings made or received by Borrower or the applicable Mortgage Borrower or Operating Lessee in connection with the casualty or Taking or with respect to collection of the Insurance Proceeds or Condemnation Proceeds, as applicable. Notwithstanding that a casualty or Taking has occurred, or that rights to Condemnation Proceeds or Insurance Proceeds are pending, Borrower shall continue to pay the Loan at the time and in the manner provided in this Agreement.

                                             (ii) Lender's Consent Required.
         Without the prior written consent of Lender, Borrower shall not make, nor shall Borrower permit any

         Mortgage Borrower or Operating Lessee to make, any determination to replace or restore any Individual Property after a casualty or condemnation.

                                             (iii) Certain Lender Rights. In
         addition to and without in any way limiting any of its other rights hereunder, in connection with any casualty or Taking and with respect to all Insurance Proceeds and Condemnation Proceeds and damages and claims with respect thereto, Lender shall have all of the same rights that Mortgage Lender has under the Mortgage Loan Documents as if such rights were set forth in full herein with only such changes as are necessary to reflect Lender's position as a mezzanine lender rather than a mortgage lender; provided that Lender shall not exercise any such right (x) at a time when any corresponding right is being exercised by Mortgage Lender, unless Lender's exercise of its right contemporaneously would not in any way impair Mortgage Lender's exercise of its rights or be inconsistent therewith or (y) in any manner inconsistent with Mortgage Lender's rights under the Mortgage Loan Documents.

                                             (iv) Borrower shall, or shall cause
         each Mortgage Borrower to, deliver to Lender all reports, plans, specification, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Agreement in connection with the restoration and/or repair of any Individual Property after a casualty or a Taking.

                                    (N) Further Assurances. Borrower shall, at
Borrower's sole cost and expense:

                                             (i) upon Lender's request therefor
         given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower or any Mortgage Borrower and (b) searches of title to the Pledged Collateral or any Individual Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

                                             (ii) furnish to Lender all
         instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

                                             (iii) execute and deliver to Lender
         such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral or the Pledged Collateral at any time securing or intended to secure the Note, as Lender may require in Lender's discretion; and

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

                                             (iv) do and execute all and such
         further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall require from time to time in its discretion.

                                    (O) Management of Property. Each Individual
Property will be managed at all times by a Manager pursuant to a Management Agreement unless terminated as herein provided. Borrower shall cause the Management Agreement to be terminated by Mortgage Borrower or Operating Lessee, at Lender's request, upon thirty (30) days prior written notice to Borrower and the applicable Mortgage Borrower, Operating Lessee and Manager (i) upon the occurrence of an Event of Default, (ii) if the applicable Manager commits any act which would permit termination by any Mortgage Borrower or Operating Lessee under the Management Agreement, or (iii) if the applicable Manager commits any act which constitutes an act of fraud, material misrepresentation, intentional misrepresentation, gross negligence, willful misconduct, misappropriation of funds, or physical waste of any Individual Property. If a manager is terminated pursuant hereto, Borrower shall cause Mortgage Borrower or Operating Lessee to immediately seek to appoint a replacement manager acceptable to Lender in Lender's discretion, and Borrower's failure to cause Mortgage Borrower or Operating Lessee to appoint an acceptable manager within thirty (30) days after Lender's request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Mortgage Borrower or Operating Lessee may from time to time appoint a successor manager to manage any Individual Property, which successor manager shall be approved in writing by Lender in Lender's discretion. Notwithstanding the foregoing, any successor manager selected hereunder by Lender, any Mortgage Borrower or Operating Lessee to serve as Manager (i) shall be either (A) the Remington Manager provided, that the Remington Manager shall manage the applicable Individual Property pursuant to the terms of the master management agreement by and among the Borrowers and the Remington Manager, or (B) a reputable management company having at least seven
(7) years' experience in the management of commercial properties with similar uses as the Individual Properties and in the jurisdiction in which the Individual Properties are located and (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area.

                                    (P) Financial Reporting.

                                             (i) Borrower shall keep and
         maintain or shall cause to be kept and maintained, on a Fiscal Year basis, in accordance with GAAP, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower, Mortgage Borrower or Operating Lessee, as applicable, and all items of income and expense in connection with the operation of the Pledged Collateral and the applicable Individual Properties and in connection with any services, equipment or furnishings provided in connection with the operation of such Individual Property. Lender, at Lender's cost and expense, whether such income or expense may be realized by Borrower or by any other Person whatsoever, shall have the right from time to time and at all times during normal business hours upon reasonable prior written notice to

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         Borrower to examine such books, records and accounts at the office of
         Borrower, Mortgage Borrower, Operating Lessee or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine any and all of Borrower's, Mortgage Borrower's or Operating Lessee's books, records and accounts as Lender shall determine in Lender's discretion to be necessary or appropriate in the protection of Lender's interest.

                                             (ii) Borrower shall furnish to
         Lender annually within ninety (90) days following the end of each party's Fiscal Year, a true, complete, correct and accurate copy of the consolidated financials of Ashford Hospitality Trust, Inc., audited by a "Big Four" accounting firm or other firm reasonably acceptable to Lender, accompanied by an unqualified opinion from an Independent certified public accountant acceptable to Lender in Lender's discretion, and each Mortgage Borrower and Operating Lessee shall furnish financial statements and all such financial statements above shall (a) be in form and substance reasonably acceptable to Lender, (b) be prepared in accordance with GAAP, (c) include or be accompanied by without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income for all applicable Individual Properties, a balance sheet, an aged accounts receivable report and such other information or reports as shall be requested by Lender or any applicable Rating Agency, (d) be accompanied by an Officer's Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate, and fairly reflects the results of operations and financial condition of Borrower, Mortgage Borrower, or Operating Lessee, as applicable, for the relevant period, and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                                             (iii) Intentionally Omitted.

                                             (iv) Borrower shall furnish to
         Lender within twenty (20) days following the end of each calendar month of Borrower and of Mortgage Borrower and Operating Lessee, a true, correct, complete and accurate monthly unaudited financial statement which shall (a) be in form and substance reasonably acceptable to Lender, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income for all applicable Individual Properties, a consolidated balance sheet, an aged accounts receivable report and such other information or reports as shall be requested by Lender or any applicable Rating Agency and (d) be accompanied by an Officer's Certificate from a senior executive of such entity certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Borrower, Mortgage Borrower or Operating Lessee, as applicable, for the relevant period, and (y) notice of whether there exists an Event of

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         Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                                             (v) Borrower shall furnish to
         Lender, within twenty (20) days following the end of each calendar month, (1) a true, complete and accurate rent roll and occupancy report and such other occupancy and rate statistics as Lender shall reasonably request; (2) operating statements for each Individual Property, in "Microsoft Excel" format and in form and substance substantially similar to the form set forth on Exhibit J, (a) containing monthly, year-to-date and trailing-twelve-month results compared to the results for the prior year for the same periods for each Individual Property, and (b) containing monthly, year-to-date and trailing-twelve-month results compared to the results for the prior year for the same periods for the Individual Properties on a consolidated basis; (3) Smith Travel Star Reports for the applicable month for each Individual Property in "Microsoft Excel" format (if available); (4) updated quality scores for the applicable month for each Individual Property, including detailed criteria and thresholds (if any); (5) summary reports to franchise terminations, defaults, reflagging efforts and conversions for each Individual Property (if applicable). Each such document shall (a) be delivered to Lender in electronic form and in form and substance reasonably acceptable to Lender, and (b) be accompanied by an Officer's Certificate from a senior executive of Borrower, as applicable, certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                                             (vi) Borrower shall furnish to
         Lender, within twenty (20) days after request, such further information with respect to the operation of all applicable Individual Properties and the financial affairs of Borrower or such Mortgage Borrower or Operating Lessee as may be reasonably requested by Lender including, without limitation, all business plans prepared for Borrower, Mortgage Borrower or Operating Lessee and for the operation of all such Individual Properties.

                                             (vii) Borrower shall furnish to
         Lender, within twenty (20) days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be requested by Lender.

                                             (viii) Borrower shall, concurrently
         with Borrower's delivery to Lender, provide a copy of the items required to be delivered to Lender under this Section 5.1(Q) to the Rating Agencies, the trustee, and any servicer and/or special servicer that may be retained in conjunction with the Loan or any Secondary Market Transaction. Borrower shall furnish to Lender written notice, within two (2) Business Days after receipt by Mortgage Borrower Operating Lessee, of any Rents or other items of Gross Revenue that Mortgage Borrower or Operating Lessee is not required by the

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         Mortgage Loan Documents to deposit in the Collection Account or Cash
         Collateral Account (each as defined in the Mortgage Loan Documents) together with such other documents and materials relating to such Rents or other items of Gross Revenue as Lender reasonably requests.

                                             (ix) Borrower shall provide Lender
         with updated information (reasonably satisfactory to Lender) concerning the Basic Carrying Costs for the next succeeding Fiscal Year prior to the termination of each Fiscal Year.

                                             (x) Borrower shall cause each
         Mortgage Borrower and Operating Lessee to furnish to Lender annually no less than thirty (30) days prior to the beginning of each Fiscal Year, a true, complete, correct and accurate copy of such Mortgage Borrower's or Operating Lessee's draft annual capital and operating budget for each such Mortgage Borrower's or Operating Lessee's Individual Property (each, an "Approved Budget"), which Approved Budgets shall be subject to Lender's prior review and approval, which may be granted or withheld in Lender's sole and absolute discretion. Each Mortgage Borrower and Operating Lessee shall promptly revise and resubmit to Lender, for Lender's review and approval, any draft annual capital and operating budget to which Lender has objected and requested revisions. Until such time that Lender approves or is deemed to have approved an Approved Budget, the most recently approved Approved Budget shall apply; provided that such approved Approved Budget shall be adjusted to reflect (x) matters in the proposed Approved Budget approved by Lender,
         (y) as to matters in the proposed Approved Budget not yet approved by Lender (i) increases for expenses actually incurred which vary in relation to gross revenues to the extent of increases in such gross revenues ("Variable Expenses"), and (ii) expenditures actually incurred which are beyond the reasonable control of the applicable Mortgage Borrower or Operating Lessee such as taxes, utilities and insurance ("Uncontrollable Expenses"). Notwithstanding anything contained in the Loan Documents to the contrary, expenditures shall be deemed in compliance with and made pursuant to the Approved Budget even though such expenditures exceed the amount budgeted therefore in the Approved Budget if such expenditures are for Variable Expenses or Uncontrollable Expenses.

                                             (xi) Borrower shall furnish to
         Lender such other financial information with respect to Borrower, Mortgage Borrower, Operating Lessee or the applicable Manager as Lender may, from time to time reasonably request.

                                    (Q) Conduct of Business. Borrower shall
cause Mortgage Borrower and Operating Lessee to cause the operation of the Individual Properties to be conducted at all times in a manner consistent with the following:

                                             (i) to maintain or cause to be
         maintained the standard of operations at each Individual Property at all times at a level necessary to insure a level of quality for each such Individual Property consistent with similar facilities in the same competitive market;

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                                             (ii) to operate or cause to be
         operated each Individual Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits, and any other agreements necessary for the continued use and operation of each Individual Property to remain in effect except to the extent the failure thereof would not have a Material Adverse Affect; and

                                             (iii) to maintain or cause to be
         maintained sufficient inventory and equipment of types and quantities at each Individual Property to enable Mortgage Borrower, Operating Lessee or the applicable Manager to operate the Individual Properties.

                                    (R) ERISA.

                                                       (a) Borrower shall
deliver to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower, Mortgage Borrower, Operating Lessee or an ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower, Mortgage Borrower, Operating Lessee or an ERISA Affiliate with respect to such event or condition):

                                             (i) any reportable event, as
         defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
         Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                                             (ii) the distribution under Section
         4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower, Mortgage Borrower, Operating Lessee or an ERISA Affiliate to terminate any Plan;

                                             (iii) the institution by PBGC of
         proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower, Mortgage Borrower, Operating Lessee or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

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

                                             (iv) the complete or partial
         withdrawal from a Multiemployer Plan by Borrower, Mortgage Borrower, Operating Lessee or any ERISA Affiliate that results in liability under
         Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower, Mortgage Borrower, Operating Lessee or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                             (v) the institution of a proceeding
         by a fiduciary of any Multiemployer Plan against Borrower, Mortgage Borrower, Operating Lessee or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                                             (vi) the adoption of an amendment
         to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower, Mortgage Borrower, Operating Lessee or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                                             (vii) the imposition of a lien or a
         security interest in connection with a Plan.

                                                       (b) Borrower shall not,
and shall not allow Mortgage Borrower or Operating Lessee to, engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by (i) Lender of any of its rights under the Note, this Agreement or the other Loan Documents or (ii) Mortgage Lender of any of its rights under the Mortgage Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                                       (c) Borrower hereby
certifies and shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its discretion, that (A) neither Borrower nor Mortgage Borrower or Operating Lessee is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a "plan" as defined in Section 4975 of the Code, which is subject to Section 4975 of the Code, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) neither Borrower nor Mortgage Borrower or Operating Lessee is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans or, if Borrower, Mortgage Borrower or Operating Lessee is subject to such statutes, such statutes do not in any manner affect the ability of the Borrower, Mortgage Borrower or Operating Lessee to perform its obligations under the Loan Documents or the ability of Lender to enforce any and all of its rights under this Agreement; and
(C) one or more of the following circumstances is true: (i) equity interests in Borrower, Mortgage Borrower or Operating Lessee are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (ii) less than twenty-five percent

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

of each outstanding class of equity interests in Borrower, Mortgage Borrower or Operating Lessee are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (iii) Borrower, Mortgage Borrower or Operating Lessee qualifies as an "operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c).

                                                       (d) If an investor or
equity owner in Borrower, Mortgage Borrower or Operating Lessee is (directly or indirectly) a plan that is not subject to Title I of ERISA or Section 4975 of the Code, but is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those portions of ERISA or the Code (collectively, "Other Plan Laws"), the assets of Borrower, Mortgage Borrower or Operating Lessee shall not constitute the assets of such plan under such Other Plan Laws.

                                                       (T) Single Purpose
Entity. Borrower, Mortgage Borrower and Operating Lessee shall at all times be a Single-Purpose Entity.

                                    (U) Trade Indebtedness. Borrower will pay
its trade payables within sixty (60) days of the date incurred, unless Borrower is in good faith contesting Borrower's obligation to pay such trade payables in a manner reasonably satisfactory to Lender (which may include Lender's requirement that Borrower post security with respect to the contested trade payable).

                                    (V) Capital Improvements and Environmental
Remediation. Borrower shall cause Mortgage Borrower, within the time periods set forth on Exhibit B hereto, to perform the repairs and environmental remediation to the Individual Properties itemized on Exhibit B hereto. Furthermore, Borrower shall cause Mortgage Borrower to diligently perform, or cause to be performed, in a timely and workmanlike manner, all repairs, maintenance and capital improvements contemplated by and itemized in the Approved Budget.

                                    (W) Intentionally Omitted.

                                    (X) Compliance with Anti-Terrorism, Embargo,
Sanctions and Anti-Money Laundering Laws. Borrower shall comply, and shall cause Mortgage Borrower and Operating Lessee to comply, with all Legal Requirements relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect. Upon Lender's request from time to time during the term of the Loan, Borrower shall certify in writing to Lender that Borrower's representations, warranties and obligations under Section 4.1(NN) and this Section remain true and correct and have not been breached. Borrower shall immediately notify Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall, and shall cause Mortgage Borrower and Operating Lessee to, comply with all Legal Requirements and directives of Governmental Authorities and, at Lender's request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also promptly reimburse to Lender any and all costs and expenses incurred by Lender in evaluating the effect of such an event on the Loan and

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Lender's interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Legal Requirements applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

                                    (Y) The Mortgage Loan. Except as set forth
in Section 8.35 hereof, notwithstanding anything in this Agreement to the contrary, and without limiting any provision that benefits Lender contained in this Agreement, Borrower shall cause each Mortgage Borrower and Operating Lessee to (i) at all times observe, perform and satisfy all of the terms, provisions, covenants, negative covenants and conditions required to be observed, performed or satisfied by each Mortgage Borrower or Operating Lessee, or both under all of the Mortgage Loan Documents, (ii) to at all times enforce all of Mortgage Borrowers' and Operating Lessee's rights and privileges under all of the Mortgage Loan Documents in a manner which is in accordance with the Mortgage Loan Documents (it being understood that no obligation of Borrower set forth in this Agreement shall constitute a guarantee of any monetary obligation of Mortgage Borrower to Mortgage Lender), and (iii) to refrain from taking any action(s) which would constitute or cause an Event of Default under, and as defined in, the Mortgage Loan Documents and to take all actions required of each Mortgage Borrower and Operating Lessee so that an Event of Default under, and as defined in, the Mortgage Loan Documents does not occur.

                                    (Z) Modification of Mortgage Loan Documents.
Borrower shall not consent or agree to, or permit each Mortgage Borrower and Operating Lessee to consent or agree to, any amendment, modification, waiver, or restatement of any of the Mortgage Loan Documents or any of the organizational documents of each Mortgage Borrower and Operating Lessee, without Lender's prior written consent not to be unreasonably withheld.

                                    (AA) Refinancing/Transfer. Borrower hereby
agrees that it will not permit to occur: (a) any Transfer or Mortgage Loan Transfer or any creation or issuance of any new, membership, economic, percentage or other equity interest of any type in Borrower, any Mortgage Borrower, SPE Equity Owner or Operating Lessee, unless in each case the prior written consent of Lender is obtained, which consent may be withheld in Lender's sole and absolute discretion or (b) any refinancing of the Mortgage Loan other than as permitted hereunder. (BB) Release of Pledged Collateral. In connection with the release of the Lien of the Pledge Agreement and all other collateral, Borrower shall submit to Lender, not less than ten (10) days prior to the Payment Date on which Borrower intends to pay the Loan in full, a release of Lien (and related Loan Documents) for the Pledged Collateral and all other collateral for the Loan, for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which such collateral is located and that would be reasonably satisfactory to a prudent lender.

                                    (CC) Mortgage Borrower Distributions. On
each date on which amounts are required to be disbursed to the Deposit Account pursuant to the terms of the Deposit

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Account Agreement or are required to be paid to Lender under any of the Loan
Documents, Borrower shall exercise its rights under each Mortgage Borrower's organizational documents to cause each Mortgage Borrower to make to Borrower a distribution of its funds in an aggregate amount such that Lender shall receive the amount required to be disbursed to the Deposit Account or otherwise paid to Lender on such date.

                                    (DD) Curing. Lender shall have the right,
but shall not have the obligation, to exercise Borrower's rights under each of the Mortgage Borrower's organizational documents (a) to cure a Default or Event of Default under, and as each are defined in, the Mortgage Loan Agreement and
(b) to satisfy any Liens, claims or judgments against each Individual Property (except for Liens permitted by the Mortgage Loan Documents), in the case of either (a) or (b), unless Borrower or the applicable Mortgage Borrower shall be diligently pursuing remedies to cure to Lender's satisfaction. Borrower shall reimburse Lender on demand for any and all costs incurred by Lender in connection with curing any such Default or Event of Default or satisfying any Liens, claims or judgments against each Individual Property.

                                    (EE) Business and Operations. Borrower will
qualify to do business and will remain in good standing under the laws of each state as and to the extent the same are required for the ownership, maintenance, management and operation of the Pledged Collateral and/or any other collateral pledged by it as security for the Loan. Borrower shall not enter into any line of business other than the ownership of such collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                                    (FF) Notices. Borrower shall give notice, or
cause notice to be given to Lender promptly upon the occurrence and during the continuance of an Event of Default and upon any and all the following:

                           (a) any Default, Mortgage Loan Default or Mortgage
Loan Event of Default;

                           (b) any default or event of default under any
Contractual Obligation of Borrower, or, to the knowledge of Borrower, any Mortgage Borrower, any Manager or Operating Lessee, that could reasonably be expected to have a material adverse effect on Borrower, the ability of Borrower to perform under the Loan Documents or the rights and remedies of Lender under the Loan Documents;

                           (c) any litigation or proceeding affecting Borrower,
or, to the knowledge of Borrower, affecting any of any Mortgage Borrower, any Manager or Operating Lessee, in which the amount involved in each case is $100,000 or more and not fully covered by insurance, or in which injunctive or similar relief is sought;

                           (d) a change in the business, operations, property or
financial or other condition or prospects of Borrower, or, to the knowledge of Borrower, each Mortgage Borrower, each Manager or Operating Lessee, which could reasonably be expected to have a material

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adverse effect on Borrower, the ability of Borrower to perform under the Loan
Documents or the rights and remedies of Lender under the Loan Documents.

                                   ARTICLE 6.

                               NEGATIVE COVENANTS

         Section 6.1. Borrower Negative Covenants.

         Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not, and, where applicable, will not permit Mortgage Borrower or Operating Lessee to, do, directly or indirectly, any of the following unless Lender consents thereto in writing:

                                    (A) Liens on the Individual Property. Incur,
create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to the Pledged Collateral or each Individual Property or any portion thereof, except: (i) Liens in favor of Lender or Mortgage Lender, as applicable, and (ii) the Permitted Encumbrances.

                                    (B) Transfer. Except as expressly permitted
by or pursuant to this Agreement or the other Loan Documents (except as otherwise approved by Lender in writing in Lender's discretion) allow any Transfer or Mortgage Loan Transfer to occur, or modify, change, supplement, alter, amend, fail to comply with or terminate the Management Agreement or any Operating Lease, or enter into a new Management Agreement or Operating Lease with respect to any Individual Property except as permitted under this Agreement.

                                    (C) Other Borrowings. Incur, unsecured trade
payables (not evidenced by a promissory note) incurred in the ordinary course of business relating to the ownership and operation of the Pledged Collateral that do not exceed, at any time, a maximum amount of (1) with respect to Mortgage Borrower and Operating Lessee, (aggregated) two and one-half percent (2.5%) of the Indebtedness and are paid within sixty (60) days of the date incurred, and
(2) as to Borrower, $10,000 and are paid within sixty (60) days of the date incurred, create, assume, become or be liable in any manner with respect to Other Borrowings.

                                    (D) Change In Business. Cease to be a
Single-Purpose Entity or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                                    (E) Debt Cancellation. Cancel or otherwise
forgive or release any material claim or debt owed to Borrower or Mortgage Borrower, as applicable, by any Person, except for adequate consideration or in the ordinary course of Borrower's or Mortgage Borrower's, as applicable, business or otherwise if such cancellation, release or forgiveness is prudent and commercially reasonable.

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                                    (F) Affiliate Transactions. Except as
otherwise permitted under or contemplated by the Loan Documents, enter into, or be a party to, any transaction with an Affiliate of Borrower, Mortgage Borrower or Operating Lessee, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than Fifty Thousand Dollars ($50,000.00) (determined annually on an aggregate basis) fully disclosed to Lender in advance.

                                    (G) Creation of Easements. Create, or permit
any Individual Property or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance. Without limiting the generality of the immediately preceding sentence, neither Borrower nor Mortgage Borrower or Operating Lessee shall enter into, consent to, grant, amend, modify, restate or supplement any document, instrument or agreement affecting, related to or impacting upon any Individual Property, the title thereto or any portion or aspect thereof, including, without limitation, any easement, reciprocal easement agreement, or any declaration of easements or covenants other than a Permitted Encumbrance.

                                    (H) Certain Restrictions. Enter into any
agreement which expressly restricts the ability of Borrower, Mortgage Borrower or Operating Lessee to enter into amendments, modifications or waivers of any of the Loan Documents or the Mortgage Loan Documents.

                                    (I) Issuance of Equity Interests. Issue or
allow to be created any stocks or shares or shareholder, partnership or membership interests, as applicable, or other ownership interests other than the stocks, shares, shareholder, partnership or membership interests and other ownership interests which are outstanding or exist on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for stock, shares, shareholder, partnership or membership interests or other ownership interests in Borrower, Mortgage Borrower or Operating Lessee. Borrower shall not allow to be issued or created any stock in Borrower's general partner or managing member, as applicable, other than the stock which is outstanding or existing on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for any stock in Borrower's general partner or managing member, as applicable.

                                    (J) Assignment of Licenses and Permits.
Assign or transfer any of its interest in any Permits pertaining to any Individual Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Individual Property without Lender's prior written consent which consent may be granted or refused in Lender's discretion.

                                    (K) Place of Business. Change its chief
executive office, its principal place of business or place where its books and records are kept without giving Lender at least thirty (30) days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

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                                    (L) Refinancing. Borrower shall not consent
to or permit a refinancing of the Mortgage Loan unless it obtains the prior consent of Lender, or in connection with such refinancing, the Loan is repaid in full pursuant to and in accordance with the terms of this Agreement.

                                    (M) Other Limitations. Prior to the payment
in full of the Indebtedness, except as otherwise permitted in this agreement including in connection with a Partial Release, neither Borrower nor any of its subsidiaries or Operating Lessee shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:

                                             (1) (i) any refinance of the
Mortgage Loan, (ii) any prepayment of the Mortgage Loan, (iii) any Transfer of any Individual Property or any portion thereof or (iv) any action in connection with or in furtherance of the foregoing;

                                             (2) approve the terms of any budget
of or related to any Individual Property;

                                             (3) the distribution to the
partners, members or shareholders of Mortgage Borrower or Operating Lessee of property other than cash;

                                             (4) except as set forth in an
Approved Budget, any (i) improvement, renovation or refurbishment of all or any part of each Individual Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as any Individual Property, (ii) removal, demolition or material alteration of the improvements or equipment on each Individual Property or (iii) material increase in the square footage or gross leasable area of the improvements on any Individual Property if a material portion of any of the expenses in connection therewith are paid or incurred by Mortgage Borrower or Operating Lessee;

                                             (5) any material change in the
method of conduct of the business of Borrower or any of its subsidiaries or Operating Lessee, such consent to be given in the sole discretion of Lender;

                                             (6) the settlement of any claim
against Borrower or any of its subsidiaries or Operating Lessee, other than a fully insured third party claim, in any amount greater than $500,000 (in the case of Borrower) or $500,000 (in the case of Mortgage Borrower or Operating Lessee), such consent to be given in the sole discretion of Lender; or

                                             (7) except as required by the
Mortgage Loan Documents, any determination to restore any Individual Property after a casualty or a Taking.

                                    (N) Limitations on Distributions. Following
the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions to its member.

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                                    (O) Extra Funds. Following the occurrence
and during the continuance of an Event of Default, Borrower shall not permit any Mortgage Borrower to make a request to receive any "Extra Funds" (as defined in the Mortgage Loan Agreement) pursuant to the terms of the Mortgage Loan Agreement.

                                   ARTICLE 7.

                                    DEFAULTS

         Section 7.1. Event of Default.

                  The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

                                    (i) if on any Payment Date the funds in the
         Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date and Borrower fails to pay such insufficiency on such Payment Date; provided that Borrower shall have an additional two (2) Business Days past the related Payment Date to make such payment, but only once during any twelve-month period;

                                    (ii) if Operating Lessee shall materially
         breach any of its representations, warranties or covenants set forth in the Mortgage Loan Agreement; provided, however that Operating Lessee shall be deemed to have the same right to cure any such breach (if any) set forth for such breach in the Mortgage Loan Agreement;

                                    (iii) if Borrower fails to pay the
         outstanding Indebtedness on the Maturity Date;

                                    (iv) if on any Payment Date Borrower fails
         to pay the Deposit Account Bank Fees due on such Payment Date;

                                    (v) the occurrence of the events identified
         elsewhere in the Loan Documents as constituting an "Event of Default";

                                    (vi) any breach of Section 2.11(a), 2.11(b),
         2.11(e), (2.11(h), Section 2.14, Section 5.1(T), Section 5.1(X), or
         Section 6.1(B);

                                    (vii) if any default or event of default
         shall occur with respect to Ashford Bucks County LLC's obligations under the Declaration;

                                    (viii) if Borrower fails to pay any other
         amount payable pursuant to this Agreement or any other Loan Document within two (2) Business Days of the date when due and payable in accordance with the provisions hereof or thereof, as the case may be;

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                                    (ix) if any representation or warranty made
         herein by Borrower or Operating Lessee or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by Borrower, shall be false in any material respect as of the date such representation or warranty was made or remade;

                                    (x) if Borrower, any of Borrower's partners
         or members, as applicable, or any SPE Equity Owner, Mortgage Borrower or Operating Lessee makes an assignment for the benefit of creditors;

                                    (xi) if a receiver, liquidator or trustee
         shall be appointed for Borrower, any of Borrower's partners, members or shareholders, as applicable, or any SPE Equity Owner, Mortgage Borrower or Operating Lessee or if Borrower, any of Borrower's partners, members or shareholders, as applicable, or any SPE Equity Owner, Mortgage Borrower or Operating Lessee shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Borrower, any of Borrower's partners, members or shareholders, as applicable, or any SPE Equity Owner, Mortgage Borrower or Operating Lessee or if any proceeding for the dissolution or liquidation of Borrower, any of Borrower's partners, members or shareholders, as applicable, or any SPE Equity Owner, Mortgage Borrower or Operating Lessee shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any of Borrower's partners, members or shareholders, as applicable, or any SPE Equity Owner, Mortgage Borrower or Operating Lessee as the case may be, upon the same not being discharged, stayed or dismissed within ninety (90) days; or if Borrower, any of Borrower's partners, members or shareholders, as applicable, or any SPE Equity Owner, Mortgage Borrower or Operating Lessee shall generally not be paying its debts as they become due;

                                    (xii) if Borrower attempts to delegate its
         obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein;

                                    (xiii) if any provision of any
         organizational document of Borrower, any SPE Equity Owner, Mortgage Borrower or Operating Lessee is amended or modified in any respect, or if Borrower, any SPE Equity Owner, Mortgage Borrower, Operating Lessee or any of their respective partners, members, or shareholders as applicable, fails to perform or enforce the provisions of such organizational documents or attempts to dissolve Borrower, any SPE Equity Owner, Operating Lessee or Mortgage Borrower; or if Borrower, any SPE Equity Owner, any Operating Lessee or any Mortgage Borrower or any of their respective partners, members or shareholders, as applicable, breaches any of the covenants set forth in Sections 5.1(T), or 6.1(D);

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                                    (xiv) if Borrower, any Mortgage Borrower,
         Operating Lessee or any SPE Equity Owner enters into any interest rate cap protection agreement, interest rate swap, interest rate hedge agreement or any similar agreement other than the Interest Rate Cap Agreement or unless consented to by Lender in its sole discretion;

                                    (xv) if an event or condition specified in
         Section 5.1(S) shall occur or exist with respect to any Plan, Multiemployer Plan or plan and, as a result of such event or condition, together with all other such events or conditions, Borrower, Mortgage Borrower, Operating Lessee or any ERISA Affiliate or any affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, PBGC or plan (or any combination of the foregoing) which would constitute, in the determination of Lender, a Material Adverse Effect;

                                    (xvi) if without Lender's prior written
         consent (A) any Manager resigns or is removed or is replaced, (B) intentionally omitted, (C) any Management Agreement is entered into for any Individual Property or (D) there is any change in or termination of any Management Agreement for any Individual Property;

                                    (xvii) if, without Lender's prior written
         consent (A) any Franchisor resigns or is removed or is replaced, (B) any Franchise Agreement is entered into for any individual property, or
         (C) there is any material change in or termination of any Franchise Agreement for any Individual Property;

                                    (xviii) if without Lender's prior written
         consent (A) any Operating Lessee resigns or is removed or is replaced,
         (B) any Operating Lease is entered into for any Individual Property or
         (C) there is a change in or termination of any Operating Lease;

                                    (xix) if any Operating Lessee is in default
         in any material respect beyond any applicable notice or cure period under the applicable Operating Lease;

                                    (xx) if any of the assumptions set forth in
         that certain non-consolidation opinion from Borrower's counsel to Lender dated as of the date hereof shall be untrue in any material respect;

                                    (xxi) if Borrower shall be in default under
         any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement, the Note, or the other Loan Documents, not otherwise referred to in this Section 7.1, for ten (10) days after written notice to Borrower from Lender or its successors or assigns, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice from Lender or its successors or assigns, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default under this subparagraph is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously

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         proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice from Lender;

                                    (xxii) the occurrence of an Event of Default
         as such term is defined in any Mortgage Loan Document;

                                    (xxiii) if the Liens created pursuant to any
         Loan Documents shall cease to be a fully perfected enforceable first priority security interest or any portion of the Pledged Collateral or any other collateral securing the Loan is Transferred without Lender's prior written consent;

                                    (xxiv) if any of the assumptions contained
         in any opinion relating to issues of substantive consolidation delivered to Lender in connection with the Loan, or in any other opinion relating to substantive consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect; or

                                    (xxv) if any of Borrower or its subsidiaries
         shall breach any of the terms of:

                                    (A) Section 2.6 (d);

                                    (B) Section 6.1(A);

                                    (C) Section 6.1(I);

                                    (D) Section 6.1(L); or

                                    (E) Section 6.1(M).

         Section 7.2. Remedies.

                           (a) Upon the occurrence and during the continuance of
an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under this Agreement, the Note, the Pledge Agreement or any of the other Loan Documents, or at law or in equity may be exercised by Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Prepayment Premium and any other amounts owing by Borrower to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Pledged Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at

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such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Prepayment Premium and any other amounts owing by Borrower shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Event of Default described in Section 7.1(x) or Section 7.1(xi). Notwithstanding that this Agreement may refer to a continuing Event of Default, and without limiting Borrower's right to cure a Default which may, with the passage of time, become an Event of Default, Borrower shall have no right pursuant to this Agreement to cure any Event of Default unless permitted by Lender in writing.

         Section 7.3. Remedies Cumulative.

                  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or any other Person pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower or any other Person, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender's rights with respect to the Pledged Collateral shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of the Pledged Collateral at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Default or Event of Default with respect to the Pledged Collateral or otherwise hereunder. Notwithstanding any other provision of this Agreement, but subject to Section 8.14 hereof, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure on the Pledged Collateral, to the extent necessary to foreclose on other parts of the Pledged Collateral.

         Section 7.4. Lender's Right to Perform.

                  If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of (5) five Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Section 7.1 hereof, Lender may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender upon demand. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure for purposes of this Section 7.4.

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         Section 7.5. Sale. Without limiting any other right or remedy of
Lender, during the existence of an Event of Default, Lender may institute proceedings, judicial or otherwise, for the complete or partial sale, public or, to the extent now or hereafter permitted by law, private, of any or all of the Pledged Collateral under the UCC or any other applicable provision of law. In connection with any such proceeding, Lender may sell the Pledged Collateral as an entirety or in blocks or units and at such times and places (at one or more sales) and upon such terms as it may deem expedient unless prohibited by law from so acting.

         Section 7.6. Partial Foreclosure. Without limiting any other right or remedy of Lender, during the existence of an Event of Default, Lender shall have the right from time to time to partially foreclose upon the Pledged Collateral in any manner and for any amounts secured by the Pledge Agreement or any other Loan Document then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Pledged Collateral to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Indebtedness, Lender may foreclose upon the Pledged Collateral to recover so much of the Indebtedness as Lender may accelerate and such other sums secured by the Pledged Collateral as Lender may elect. Notwithstanding one or more partial foreclosures, the remaining Pledged Collateral shall remain subject to the Pledge Agreement and the other Loan Documents to secure payment of sums secured by the Loan Documents and not previously recovered.

         Section 7.7. Receiver. Without limiting any other right or remedy of Lender, during the existence of an Event of Default, Lender may apply for the appointment of a receiver, trustee, liquidator or conservator of the Pledged Collateral, without regard for the adequacy of the security for the Indebtedness or a showing of insolvency, fraud or mismanagement on the part of Borrower. Any receiver or other party so appointed has all powers permitted by law which may be necessary or usual in such cases for the protection, possession, control, management and operation of the Pledged Collateral. Borrower hereby consents, to the extent permitted under applicable law, to the appointment of a receiver or trustee of the Pledged Collateral upon Lender's request if an Event of Default has occurred. At Lender's option, such receiver or trustee shall serve without any requirement of posting a bond.

         Section 7.8. UCC Remedies. Without limiting any other right or remedy of Lender, during the existence of an Event of Default, Lender may exercise with respect to the Pledged Collateral, each right, power or remedy granted to a secured party under the UCC, including, without limitation: (i) the right to take possession of the Pledged Collateral and to take such other measures as Lender deems necessary for the care, protection and preservation of the Pledged Collateral, (ii) the right to require that Borrower, at its expense, assemble the Pledged Collateral and make it available to Lender at a convenient place acceptable to Lender, and (iii) the right to retain any Pledged Collateral in Lender's possession. Any notice of sale, disposition or other intended action by Lender with respect to the Pledged Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action shall constitute reasonable

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notice to Borrower. Lender shall not have any obligation to clean-up or otherwise prepare the Pledged Collateral for sale.

         Section 7.9. Exercise of Equity Interest Rights. Without limiting any other right or remedy of Lender, during the existence of an Event of Default, with or without taking title to or retaining possession of the Pledged Collateral, Lender may, and Borrower hereby grants to Lender the right (but Lender shall have no obligation) to exercise any and all of Borrower's managerial, voting and other rights under the organizational documents of Mortgage Borrower and otherwise, and may exercise any and all of Lender's other rights under the Pledge Agreement or in, to or with respect to the Pledged Collateral in the name of Borrower or otherwise.

         Section 7.10. Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this
Article 7, Borrower hereby irrevocably and unconditionally constitutes and appoints Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower, such power of attorney to be exercisable during the existence of an Event of Default. This power of attorney is a power coupled with an interest and cannot be revoked.

                                   ARTICLE 8.

                                  MISCELLANEOUS

         Section 8.1. Survival.

                  Subject to Section 4.2, this Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

         Section 8.2. Lender's Discretion.

                  Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right, option or election given to Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, consent or withhold

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consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Lender in Lender's discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender. Whenever pursuant to this Agreement or any other Loan Document (a) the Rating Agencies are given any right to approve or disapprove, (b) confirmation is required from the Rating Agencies that an action will not result in a downgrade or withdrawal of the ratings in a Secondary Market Transaction or (c) any arrangement or term is to be satisfactory to the Rating Agencies, the approval of Lender shall be substituted therefore prior to the date that all or any portion of the Loan is included in a REMIC, and may be based upon, among other things, Lender's reasonable determination of Rating Agency criteria.

         Section 8.3. Governing Law.

                           (a) The proceeds of the Note delivered pursuant
hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to
Section 5-1401 of the New York General Obligations Law.

                           (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST
BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR IN ANY FEDERAL OR STATE COURT IN THE JURISDICTION IN WHICH THE PLEDGED COLLATERAL IS LOCATED, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CSC NETWORKS, 500 CENTRAL AVENUE, ALBANY, NEW YORK, 12206-2290, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY BORROWER FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO BORROWER AT ITS PRINCIPAL EXECUTIVE OFFICES, ATTENTION: GENERAL COUNSEL AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER

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PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS
UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         Section 8.4. Modification, Waiver in Writing.

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         Section 8.5. Delay Not a Waiver.

                  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         Section 8.6. Notices.

                  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or
(d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows:

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

                  If to Lender:     Merrill Lynch Capital, a Division of Merrill
                                    Lynch Business Financial
                                    Services, Inc.
                                    222 North LaSalle Street
                                    16th Floor
                                    Chicago, IL 60601
                                    Attn: Vice President,
                                          Real Estate Portfolio Manager
                                    Telecopier: 312-499-3026

                  with a copy to:   Merrill Lynch Capital, a Division of Merrill
                                    Lynch Business Financial
                                    Services, Inc.
                                    222 North LaSalle Street
                                    16th Floor
                                    Chicago, IL 60601
                                    Attn: Real Estate Legal
                                    Telecopier: 312-499-3026

                  with a copy to:   Dechert LLP
                                    One Market Street,
                                    Spear Tower,
                                    Suite 1600
                                    San Francisco, CA  94105
                                    Attn: Joseph B. Heil, Esquire
                                    Telecopier: 415-262-4555

                  If to Borrower:   Ashford Mezz Borrower LLC
                                    c/o Ashford Hospitality Trust
                                    14185 Dallas Parkway
                                    Suite 1100
                                    Dallas, TX 75254
                                    Attn: David Brooks, Esquire
                                    Telecopier: (972) 490-9605

                                with a copy to:

                                    Andrews Kurth LLP
                                    1717 Main Street, Suite 3700
                                    Dallas, Texas 75201
                                    Attn: David Barbour, Esquire
                                    Telecopier: (214) 659-4764

                  A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand

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

delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 8.6.

         Section 8.7. Trial By Jury.

                  BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

         Section 8.8. Headings.

                  The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 8.9. Assignment.

                  Lender shall have the right to assign in whole or in part this Agreement and/or any of the other Loan Documents and the obligations hereunder or thereunder to any Person and to participate all or any portion of the Loan evidenced hereby, including without limitation, any servicer or trustee in connection with a Secondary Market Transaction. Lender shall provide Borrower with written notice of any such assignment; provided, however, that such notice shall not be a condition of Lender's right to assign this Agreement and/or any of the Loan Documents and the failure to deliver such notice shall not constitute a default under this Agreement. At the option of Lender, the Loan may be serviced by a servicer and\or trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer and\or trustee pursuant to a servicing agreement between Lender and such servicer and\or trustee.

         Section 8.10. Severability.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 8.11. Preferences.

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

                  Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

         Section 8.12. Waiver of Notice.

                  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

         Section 8.13. Remedies of Borrower.

                  In the event that a claim or adjudication is made that Lender or its agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

         Section 8.14. Exculpation.

Except as otherwise set forth in this Section 8.14 and Section 4.2 to the contrary, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, or any of the other Loan Documents executed and delivered by Borrower except that Lender may pursue any power of sale, bring a foreclosure action, action for specific performance, action for money judgment, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) against Borrower or any other Person solely for the purpose of enabling Lender to realize upon (a) the Pledged Collateral and (b) any other collateral given to Lender under the Loan Documents ((a) and (b) collectively, the "Default Collateral"); provided, however, that any judgment in any such action

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

or proceeding shall be enforceable only to the extent of any such Default Collateral. The provisions of this Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Loan Documents or in any way affect or impair the Liens of any of the Loan Documents or the right of Lender to foreclose on the Pledged Collateral following an Event of Default; (b) impair the right of Lender to name any Person as a party defendant in any action or suit for judicial foreclosure and sale of the Pledged Collateral; (c) affect the validity or enforceability of the Note or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the right of Lender to bring suit for and recover against any Person any damages, losses, expenses, liabilities or costs resulting from fraud, willful misrepresentation, waste of all or any portion of any Individual Property, the Pledged Collateral, or wrongful removal or disposal of all or any portion of any Individual Property or the Pledged Collateral by any Person in connection with this Agreement, the Note or the other Loan Documents; (f) impair the right of Lender to enforce the provisions of Sections 4.1(V) or 5.1(D) through 5.1(G), inclusive of this Agreement or the Environmental Guaranty even after repayment in full by Borrower of the Indebtedness; (g) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Pledged Collateral securing the Note as provided in the Loan Documents; (h) impair the right of Lender to bring suit for and recover against any Person with respect to any misapplication of any funds (including, without limitation, Insurance Proceeds and Condemnation Proceeds); (i) impair the right of Lender to sue for, seek or demand a deficiency judgment against any Person solely for the purpose of foreclosing on the Pledged Collateral or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (i) shall be enforceable only to the extent of any of the Default Collateral; or (j) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to any Loan Document. The preceding provisions of this Section shall be inapplicable to any Person if (i) any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law against any Borrower, any Mortgage Borrower or Operating Lessee shall be filed by Borrower, any Mortgage Borrower, Operating Lessee, or any Affiliate of Borrower, any Mortgage Borrower or Operating Lessee, (ii) if an involuntary bankruptcy or other insolvency proceeding is commenced against Borrower, any Mortgage Borrower, or Operating Lessee (by a party other than Lender) but only if such Borrower, Mortgage Borrower, or Operating Lessee has consented or acquiesced to such proceeding or if Borrower, any Mortgage Borrower, Guarantor, Operating Lessee or any Affiliate of Borrower, any Mortgage Borrower, or Operating Lessee has acted in concert with, colluded or conspired with the party to cause the filing thereof or has consented to or acquiesced thereto, (iii) if Borrower, Operating Lessee any Mortgage Borrower shall institute any proceeding for the dissolution or liquidation of Borrower, or any Mortgage Borrower, (iv) if Borrower, or any Mortgage Borrower shall make an assignment for the benefit of creditors, (v) if Borrower, any Mortgage Borrower or Operating Lessee shall breach any representation, warranty or covenant in Section 2.14, Section 4.1(C), (such that such breach was considered by a court as a factor in the court's finding for a consolidation of the assets of Borrower, Mortgage Borrower or Operating Lessee with the assets of another person or entity or as a result thereof Lender suffers any material damage, cost, liability or expense; provided, however, that in the absence of an actual consolidation, recourse may be had against Borrower only to the extent of losses for such breach), 4.1, (v) 4.1(AA), 5.T(T) such that such breach was considered by a court as a factor in the court's finding for a consolidation of the assets of Borrower, Mortgage Borrower or Operating Lessee with the assets of another person or entity or as a result thereof Lender suffers any material damage, cost, liability or expense; provided, however, that in the absence of an actual consolidation, recourse may be had against Borrower only to the extent of losses for such breach) (v) if Borrower, Mortgage Borrower or Operating Lessee allows any Transfer or Mortgage Loan Transfer to occur in violation of Section 6.1(B) hereof or otherwise fails to obtain Lender's prior written consent to any Transfer or Mortgage Loan Transfer to the extent such consent is required in this Agreement, (vi) Borrower interferes with Lender's exercise of any of its rights or remedies hereunder, or (vii) if Borrower breaches any representation or warranty contained in Section 4.1(S).

         Section 8.15. Exhibits Incorporated.

                  The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         Section 8.16. Offsets, Counterclaims and Defenses.

                  Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, this Agreement, the Note and the other Loan Documents which Borrower may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

         Section 8.17. No Joint Venture or Partnership.

                  Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Pledged Collateral other than that of lender.

         Section 8.18. Waiver of Marshalling of Assets Defense.

                  To the fullest extent that Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Pledged Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Pledged Collateral for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender to the payment of the Indebtedness in preference to every other claimant whatsoever.

         Section 8.19. Waiver of Counterclaim.

                  Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Borrower by Lender or Lender's agents.

         Section 8.20. Conflict; Construction of Documents.

                  In the event of any conflict between the provisions of this Agreement and the provisions of the Note or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

         Section 8.21. Brokers and Financial Advisors.

                  Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person, that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

         Section 8.22. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 8.23. Estoppel Certificates.

                  Borrower and Lender each hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice by Borrower or Lender (but no more than four (4) times per year unless (i) an Event of Default has occurred and is continuing or (ii) such request is occasioned in connection with a Secondary Market Transaction) to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or

Event of Default has occurred, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section, that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

         Section 8.24. Payment of Expenses.

                  Borrower shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, reasonable out-of-pocket fees, costs, expenses, and disbursements of Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's Liens in the Pledged Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), Surveys and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (iv) the review and approval of each replacement Rate Protection Agreement required hereunder, and (v) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, to the extent expressly required hereunder.

         Section 8.25. Bankruptcy Waiver.

                  Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if Borrower (i) files with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (v) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its rights and remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section.

         Section 8.26. Entire Agreement.

                  This Agreement, together with the Exhibits hereto and the other Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

         Section 8.27. Dissemination of Information.

                  If Lender determines at any time to participate in a Secondary Market Transaction, Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the "Investor"), any Rating Agency rating such securities, any organization maintaining databases on the underwriting and performance of commercial loans, trustee, counsel, accountant, and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, Mortgage Borrower, Operating Lessee, any direct or indirect equity owner of Borrower, any guarantor, any indemnitor, the Pledged Collateral and each Individual Property, which shall have been furnished by Borrower any Affiliate of Borrower, Operating Lessee, any guarantor, any indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its discretion determines necessary or desirable.

         Section 8.28. Limitation of Interest.

                  It is the intention of Borrower and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Loan Document or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Lender (or if the Loan shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of the Loan is accelerated by reason of an election by Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in the Loan Documents or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Loan and any other amounts not constituting interest shall have been paid in full, refunded to Borrower.)

                  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, Lender shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout the entire term of the Loan; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Lender shall refund to Borrower the amount of such excess, and in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

         Section 8.29. Indemnification.

                  Borrower shall indemnify and hold Lender and each of its affiliates and their respective successors and assigns (including their respective officers, directors, partners, employees, attorneys, accountants, professionals and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (each, including Lender, an "Indemnified Party") harmless against any and all losses, claims, damages, costs, expenses (including the fees and disbursements of outside counsel retained by any such person) or liabilities in connection with, arising out of or as a result of the transactions and matters referred to or contemplated by this Agreement, except to the extent that it is finally judicially determined that any such loss, claim, damage, cost, expense or liability resulted directly and solely from the gross negligence, fraud or willful misconduct of such Indemnified Party. If any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated in this Agreement, Borrower shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder. IT IS EXPRESSLY ACKNOWLEDGED AND AGREED BY BORROWER THAT THE INDEMNITY (AND/OR THE RELEASE) CONTAINED IN THIS SECTION 8.29 PROTECTS LENDER FROM THE CONSEQUENCES OF LENDER'S ACTS OR OMISSIONS, INCLUDING WITHOUT LIMITATION, THE NEGLIGENT ACTS OR OMISSIONS OF LENDER TO THE EXTENT PERMITTED BY LAW; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO RELIEVE THE LENDER FROM LIABILITY DUE TO ITS GROSS NEGLIGENCE.

         Section 8.30. Borrower Acknowledgments.

                  Borrower hereby acknowledges to and agrees with Lender that
(i) the scope of Lender's business is wide and includes, but is not limited to, financing, real estate financing, mezzanine financing, investment in real estate and other real estate transactions which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates and (ii) Borrower has been represented by competent legal counsel and Borrower has consulted with such counsel prior to executing this Agreement and of the other Loan Documents.

         Section 8.31. Publicity.

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

                  Lender shall have the right to issue press releases, advertisements and other promotional materials describing Lender's participation in the origination of the Loan or the Loan's inclusion in any Secondary Market Transaction effectuated or to be effectuated by Lender. All news releases, publicity or advertising by Borrower or their affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Lender, Merrill Lynch or any of their affiliates shall be subject to the prior written approval of Lender and Merrill Lynch Mortgage Lending, Inc., except for disclosures required by law which shall not require Lender approval but which shall require prior written notice to Lender.

         Section 8.32. .Borrower and Lender agree that time is of the essence with regard to all obligations under this Agreement and the other Loan Documents.

         Section 8.33. Final Agreement. THE WRITTEN LOAN DOCUMENT TO WHICH THIS NOTICE RELATES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 8.34. .Borrower hereby waives, to the fullest extent permitted by law, any and all rights under Sections 51.003 and 51.004 of the Texas Property Code.

         Section 8.35. Notwithstanding any of the provisions of this Agreement, whenever any covenant or other provision contained herein or any other Loan Document requires Borrower to "cause" any Mortgage Borrower or other Person to perform or undertake any action (or language of similar import), such provision shall apply only with respect to Borrower in its capacity as an equity holder of the Mortgage Borrower, it being understood that no covenant or other obligation of Borrower set forth in this Agreement shall constitute a guaranty or other assurance of payment or performance of any monetary obligation of any Mortgage Borrower or any other Person to Lender.

                       [Signatures on the following pages]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                    LENDER:

                                    MERRILL LYNCH CAPITAL, a Division of Merrill
                                    Lynch Business Financial Services, Inc., a
                                    Delaware corporation

                                    By: /s/ CYNTHIA M. LOZANO
                                        ---------------------
                                         Name: Cynthia M. Lozano
                                         Title: Assistant Vice President

                    [signatures continued on following page]

                                    BORROWER:

                                    ASHFORD MEZZ BORROWER LLC, a Delaware
                                    limited liability company

                                    By: /s/ DAVID A. BROOKS
                                        -------------------
                                        David A. Brooks, Vice President